LOAN AND SECURITY AGREEMENT

BETWEEN

GERBER FINANCE INC.

as Lender

KBS BUILDERS, INC.

MAINE MODULAR HAULERS, INC.

as Borrowers

and

ATRM HOLDINGS, INC.

as Credit Party

Dated: February 23, 2016

ii

iii

INDEX OF EXHIBITS AND SCHEDULES

Schedule I	-	General Terms for Letter of Credit
Schedule II	-	Conditions Precedent
Schedule III	-	Financial Covenants
Schedule IV	-	Cash Management
Schedule V	-	Addresses for Notices

Attachment A	-	Fees, Charges and Commissions

Exhibit A	-	Form of Note
Exhibit B	-	Form of Monthly Statement Report
Exhibit C	-	Form of Borrowing Base Certificate
Exhibit D	-	Form of Certificate of Compliance
Exhibit E	-	Form of Power of Attorney
Exhibit F	-	Form of Accountant’s Letter
Exhibit G	-	Form of Officer’s Certificate
Exhibit H	-	Form of Account Debtor Notification Letter
Exhibit I	-	Form of Intellectual Property Security Agreement

Disclosure Schedule 7.2	-	Names, Organizational Information and Collateral Locations
Disclosure Schedule 7.6	-	Real Estate
Disclosure Schedule 7.7	-	Ventures, Subsidiaries and Affiliates
Disclosure Schedule 7.9	-	Taxes
Disclosure Schedule 7.12	-	Litigation
Disclosure Schedule 7.13	-	Intellectual Property
Disclosure Schedule 7.15	-	Environmental Matters
Disclosure Schedule 7.16	-	Insurance
Disclosure Schedule 7.17	-	Deposit and Disbursement Accounts
Disclosure Schedule 9(b)	-	Indebtedness
Disclosure Schedule 9(e)	-	Permitted Liens

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement is made as of February 23, 2016 by and among GERBER FINANCE INC., a New York corporation (“Lender”), KBS BUILDERS, INC., a Delaware corporation, MAINE MODULAR HAULERS, INC., a Delaware corporation (individually, “Initial Borrower”) and, collectively, if more than one, the “Initial Borrowers”), and together with each other Person which, on or subsequent to the Closing Date, agrees in writing to become a “Borrower” hereunder, herein called, individually, a “Borrower” and, collectively, jointly and severally, the “Borrowers,” and pending the inclusion by written agreement of any other such Person, besides each Initial Borrower, as a “Borrower” hereunder, all references herein to “Borrowers,” “each Borrower,” the “applicable Borrower,” “such Borrower” or any similar variations thereof (whether singular or plural) shall all mean and refer to the Initial Borrower or each one of them collectively) and any other Credit Party executing or becoming a party to this Agreement, including but not limited to ATRM HOLDINGS, INC., a Minnesota corporation, as a guarantor, “Guarantor”.

BACKGROUND

Borrowers have requested that Lender make loans and advances available to Borrowers; and

Lender has agreed to make such loans and advances to Borrowers on the terms and conditions set forth in this Agreement and any amendment thereto.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings and terms and conditions contained herein, the parties hereto agree as follows:

I. DEFINITIONS

1.1 General Definitions. When used in this Agreement, the following terms shall have the following meanings:

“Account Control Agreement” has the meaning set forth in Schedule IV.

“Account Debtor” means any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a Payment Intangible).

“Accounts” means all “accounts”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Accounts Availability” means the amount of Revolving Credit Advances against Eligible Accounts Lender may from time to time make available to a Borrower up to eighty percent (80%) of the net face amount of such Borrower’s Eligible Accounts.

1

“Affiliate” means with respect to any Person (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person’s officers, directors, joint venturers and partners. For the purpose of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrowers and Lender.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to, or otherwise necessary or helpful in the collection of or realization upon, the Collateral or any Borrower’s business.

“Borrowing Base” means at any time with respect to any Borrower, an amount equal to the sum at such time of:

(a) Accounts Availability; plus

(b) Inventory Availability; plus

(c) Equipment Availability; plus

(d) Real Estate Availability; minus

(e) the Reserves, including without limitation, the amount of Letter of Credit Obligations.

“Borrowing Base Certificate” means a certificate in the form of Exhibit C.

“Borrowing Representative” means KBS Builders, Inc.

“Business Day” means a day on which Lender is open for business and that is not a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of New York.

“Capital Expenditures” means all payments or accruals (including obligations under capital leases) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

2

“Cash Collateral Account” has the meaning assigned to it in Schedule I.

“Change of Control” means, with respect to any Person on or after the Closing Date, any change in the (i) composition of such Person’s Stockholders as of the Closing Date shall occur which would result in any Stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the board of directors or managers of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise, which definition shall not apply with respect to the ownership or control of Guarantor by either Lone Star Value Investors, LP or Long Star Value Co-Invest I, LP; or (ii) majority of the board of directors as of the Closing Date having the right to vote or if Matthew Mosher is no longer employed.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances relating to the foregoing upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of a Credit Party, (iv) the ownership or use of any assets by a Credit Party, or (v) any other aspect of a Credit Party’s business.

“Chattel Paper” means all “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Closing Date” means the Business Day on which the conditions precedent set forth in Article VI have been satisfied or specifically waived in writing by Lender, and the initial Loans has been made.

“Collateral” has the meaning assigned to it in Section 10.1.

“Collateral Account” means an account in Lender’s name under the dominion and control of Lender maintained at a financial institution acceptable to Lender into which all cash, checks, notes, drafts and other similar items relating to or constituting Proceeds of or payments made in respect of any Collateral shall be deposited.

“Contract Rate” means an interest rate per annum equal to the sum of (i) the Prime Rate plus (ii) two and three-quarters percent (2.75%).

“Contracts” means all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

3

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Corporate Credit Party” means each Credit Party which is not a natural Person, including but not limited to Guarantor.

“Credit Documents” means this Agreement, the Note, each Guaranty, each Power of Attorney, each Mortgage, each Life Insurance Assignment, each Subordination Agreement, each Intercreditor Agreement, and all other documents, instruments and agreements now or hereafter executed and/or delivered in connection herewith or therewith and/or as any or all of the foregoing documents, instruments, and agreements may now or hereafter be amended.

“Credit Parties” means each Borrower and each other Person (other than Lender) that is or may become a party to this Agreement or any other Credit Document, including but not limited to ATRM Holdings, Inc., a Minnesota corporation.

“Default” means any act or event which, with the giving of notice or passage of time or both, would unless cured or waived would become an Event of Default.

“Default Rate” means the sum of (a) the interest rate or fee in effect from time to time as respects each Loan and (b) five percent (5%).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Person.

“Disbursement Accounts” has the meaning set forth in Schedule IV.

“Disclosure Schedules” means the Disclosure Schedules prepared by Borrowers and denominated as Disclosure Schedules 7.2 through 9(e) in the Index of Exhibits and Schedules to this Agreement.

“Documents” means all “documents,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

4

“Eligible Accounts” means and includes each Account of each Borrower which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) merchandise or services shall not have been repossessed, returned, rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim; (c) continues to be in full conformity with the representations and warranties made by any Borrower to Lender with respect thereto; (d) Lender is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended; (e) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor’s financial condition; (f) is documented by an invoice in a form approved by Lender and shall not be unpaid more than ninety (90) days from invoice date; (g) less than thirty-three percent (33%) of the unpaid amount of invoices due from such Account Debtor remain unpaid more than ninety (90) days from invoice date; (h) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Lender or represents a check in payment of an Account; (i) if the Account Debtor is located outside of the United States, the goods which gave rise to such Account were shipped after receipt by a Borrower from or on behalf of the Account Debtor of an irrevocable letter of credit, or the subject of credit insurance assigned and delivered to Lender and confirmed by a financial institution acceptable to Lender and is in form, amount, and substance acceptable to Lender, payable in the full amount of the Account in United States dollars at a place of payment located within the United States; (j) Lender has a first priority perfected Lien in such Account and such Account is not subject to any other Lien other than Permitted Liens; (k) does not arise out of transactions with any employee, officer, agent, director, stockholder or Affiliate of a Borrower or Credit Party; (l) is payable to a Borrower; (m) does not arise with respect to goods which are delivered on a cash-on-delivery basis, credit card sale, or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional; (n) is not an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (o) does not arise out of a bill and hold sale prior to shipment (p) does not arise out of a sale to any Person to which any Borrower is indebted, unless the amount of such indebtedness, and any anticipated indebtedness, is deducted in determining the face amount of such Account; (q) is net of any returns, discounts, claims, credits and allowances; (r) if the Account arises out of contracts between a Borrower and the United States, any state, or any department, agency or instrumentality of any of them, such Borrower has so notified Lender, in writing, prior to the creation of such Account, and, if Lender so requests, there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims Act; (s) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by a Borrower, or work, labor and/or services rendered by a Borrower; (t) the total unpaid Accounts from such Account Debtor does not exceed twenty percent (20%) of all Eligible Accounts but only the excess above twenty percent (20%) shall be excluded from Eligible Accounts; (u) does not arise out of progress billings prior to completion of the order; (v) such Borrower’s right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (w) a Borrower is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (x) does not represent interest payments, late or finance charges or service charges owing to Borrower; and (y) is otherwise satisfactory to Lender as determined in good faith by Lender in the reasonable exercise of its discretion.

“Eligible Equipment” means Equipment owned by Borrower which is subject to the Lien in favor of Lender, is subject to no other Liens whatsoever (other than Permitted Liens), is supported by an acceptable appraisal in form and substance satisfactory to Lender, and which Lender in its sole discretion deems eligible for borrowing purposes.

5

“Eligible Inventory” means Inventory owned by a Borrower which Lender, in its sole and absolute discretion, determines: (a) is subject to a first priority perfected Lien in favor of Lender and is subject to no other Liens whatsoever other than Permitted Liens; (b) is located on premises owned or operated by a Borrower; (c) is located on premises with respect to which Lender has received a landlord, mortgagee or warehouse agreement acceptable in form and substance to Lender; (d) is not in transit; (e) is not covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to Lender; (f) is in good condition and meets all standards imposed by any governmental agency, or department or division thereof having regulatory Governmental Authority over such Inventory, its use or sale including the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (g) is currently either usable or saleable in the normal course of a Borrower’s business; (h) is not placed by a Borrower on consignment or held by a Borrower on consignment from another Person; (i) is in conformity with the representations and warranties made by a Borrower to Lender with respect thereto; (j) is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties; (k) does not require the consent of any Person for the completion of manufacture, sale or other disposition of such Inventory by Lender following an Event of Default and such completion, manufacture or sale does not constitute a breach or default under any contract or agreement to which a Borrower is a party or to which such Inventory is or may be subject; (l) is not work-in-process or raw materials; (m) is covered by casualty insurance acceptable to Lender; (n) is not obsolete, defective or slow moving inventory; (o) is not packing or sample inventory; and (p) not to be ineligible for any other reason.

“Eligible Real Estate” means Real Estate and Real Property owned by a Borrower which is subject to the Lien and Mortgage in favor of Lender and is subject to no other Liens whatsoever (other than Permitted Liens), is marketable and insurable at regular rates on such terms and conditions which Lender in its sole discretion deems acceptable, is not located in a flood hazard area, is supported by an acceptable appraisal in form and substance satisfactory to Lender and is otherwise deemed eligible by Lender for borrowing purposes in its sole discretion.

“Environmental Laws” means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

“Environmental Liabilities” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person, and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

“Equipment” means all “equipment” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

6

“Equipment Availability” means the amount of Revolving Credit Advances against Eligible Equipment Lender may from time to time make available to Borrowers up to seventy percent (70%) of the appraised forced liquidation value as determined by an appraiser acceptable to Lender of Borrowers’ Eligible Equipment.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party of any notice, or the receipt by any Multiemployer Plan from any Credit Party of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning set forth in Section 12.1.

“Financial Statements” means income statement, balance sheet and statement of cash flows of each Credit Party, internally prepared for each Fiscal Month, and audited for each Fiscal Year, prepared in accordance with GAAP.

“Fiscal Month” means any of the monthly accounting periods of each Credit Party.

“Fiscal Year” means the 12 month period of each Credit Party ending December 31 of each year. Subsequent changes of the fiscal year of each Credit Party shall not change the term “Fiscal Year” unless Lender shall consent in writing to such change.

“Fixtures” means all “fixtures” as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“GAAP” means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

“General Intangibles” means all “general intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Person including all right, title and interest which such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

7

“Goods” means all “goods”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in “goods” as defined in the UCC.

“Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guarantor” means each Person which executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement, including but not limited to ATRM Holdings, Inc., a Minnesota corporation.

“Guaranty” means any agreement to perform all or any portion of the Obligations on behalf of any Borrower, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

8

“Hazardous Material” means any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hazardous Waste” has the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et. seq.).

“Indebtedness” of any Person means: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 60 days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under capital leases; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vii) the Obligations; and (viii) all liabilities under Title III of ERISA.

“Indemnified Person” has the meaning given to such term in Section 13.3(b).

“Instruments” means all “instruments”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, patents, patent registrations, copyrights, copyright registrations, trademarks, trademark registrations, trade secrets, domain names, website addresses and customer lists.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement in the form of Exhibit I made in favor of Lender by each applicable Credit Party.

“Intercreditor Agreement” means any intercreditor and subordination agreement accepted by Lender from time to time.

“Inventory” means all “inventory”, as such term is defined in the UCC, now or hereafter owned or acquired by any Person, wherever located.

9

“Inventory Availability” means the amount of Revolving Credit Advances against Eligible Inventory Lender may from time to time make available to Borrowers up to the lesser of (a) up to fifty percent (50%) of the value of Borrowers’ Eligible Inventory (calculated on the basis of the lower of cost or market, on a first-in first-out basis) or (b) seventy five percent (75%) of the amount of Accounts Availability.

“Investment Property” means all “investment property”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

“IRC” and “IRS” means respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590, as the same may be amended from time to time.

“LC Issuer” shall mean a commercial bank or other financial institution selected by Lender, in is discretion, to issue Letters of Credit pursuant to this Agreement.

“Lender” has the meaning set forth in the preamble to this Agreement and if Lender shall decide to assign or syndicate any of the Obligations such term shall include such assignee or such other members of the syndicate.

“Letter of Credit” and “L/C” means a letter of credit issued by an LC Issuer for Lender’s account, at the request of Borrowing Representative and on behalf of a Borrower containing terms and conditions satisfactory to Lender, which letter of credit may either be a commercial letter of credit or standby letter of credit.

“Letter of Credit Fee” has the meaning set forth in Schedule I.

“Letter of Credit Obligations” means all outstanding obligations (including all duty, freight, taxes, costs, insurance and any other charges and expenses) incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by Lender or another, of Letters of Credit or Letters of Guaranty, all as further set forth in Schedule I.

“Letter-of-Credit Rights” has the meaning given to “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is at the time entitled to demand payment or performance.

“Letters of Guaranty” and “L/G” means a letter of guaranty issued by Lender for the account of a Borrower guarantying payment of the purchase price of the goods financed thereby, containing terms and conditions satisfactory to Lender.

“License” means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

10

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, security interest, charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any lease or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing or recording, or agreement to give, any financing statement or recordable instrument under the UCC or comparable real or personal property law of any jurisdiction.

“Life Insurance Assignment” means an Assignment of Life Insurance Policy as Collateral to be executed by the owner and the beneficiary thereof, in form and substance satisfactory to Lender, granting Lender a Lien on the Life Insurance Policy to secure payment of the Obligations.

“Life Insurance Policy” means the life insurance policy maintained by Initial Borrower upon the life of Matthew Mosher with the death benefit thereunder of at least $2,000,000.

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loans” means the Revolving Credit Advances and all extensions of credit hereunder or under any Credit Document, including Letter of Credit Obligations.

“Margin Stock” has the meaning set forth in Section 7.8.

“Material Adverse Effect” means a material adverse effect on (a) the condition, operations, assets, business or prospects of any Credit Party, (b) any Credit Party’s ability to pay or perform the Obligations in accordance with the terms hereof or any Credit Document, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Lender’s rights and remedies under this Agreement and the Credit Documents.

“Maturity Date” means February 22, 2018.

“Maximum Legal Rate” shall have the meaning given to such term in Section 5.1(a)(iv).

“Maximum Revolving Amount” means FOUR MILLION DOLLARS ($4,000,000).

“Minimum Actionable Amount” means TWENTY FIVE THOUSAND DOLLARS ($25,000).

“Minimum Average Monthly Loan Amount” means fifty percent (50%) of the Maximum Revolving Amount.

“Mortgage” means collectively, any mortgage or deed of trust which is executed in favor of Lender to secure the Obligations.

11

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 4001(a) (3) of ERISA, to which any Credit Party is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Note” means the promissory note of Borrowers executed in favor of Lender substantially in the form of Exhibit A.

“Obligations” means all obligations under any Guaranty and all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to Lender (or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from any Credit Party to others which Lender may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, charges or any other payments any Credit Party is required to make or pay by law or otherwise arising under or as a result of this Agreement or any other Credit Document, together with all reasonable expenses and reasonable attorneys’ fees chargeable to any Borrower’s account or incurred by Lender in connection with any Borrower’s account whether provided for herein or in any Credit Agreement.

“Pass Thru Distributions” mean dividends declared and paid by a Credit Party to its Stockholders, or which could have been declared and paid by a Credit Party, in an amount not to exceed the Pass Thru Tax Liabilities.

“Pass Thru Tax Liabilities” means the amount of state and federal income tax paid or to be paid by a Credit Party’s Stockholders on taxable income earned by such Credit Party and attributable to the Stockholder as a result of such Credit Party’s status as a disregarded entity for tax purposes, assuming the highest marginal income tax rate for federal and state (for the state or states in which any Stockholder is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to Stockholders from or through a Credit Party.

“Payment Intangible” has the meaning give to the term “payment intangible” in the UCC and in any event shall include, a General Intangible under which the Account Debtor’s principal obligation is a monetary obligation.

“Payment Office” means 488 Madison Avenue, Suite 800, New York, New York 10022 or such other place as Lender may from time to time designate in writing.

12

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Liens” means the following Liens: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 7.10; (ii) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of any Credit Party; (v) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (vi) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of the Minimum Actionable Amount at any time so long as such Liens attach only to Inventory; (vii) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (ix) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Article IX(b); (x) Liens in existence on the Closing Date as disclosed on Disclosure Schedule 9(e) provided that no such Lien is spread to cover additional property after the Closing Date and the amount of Indebtedness secured thereby is not increased; (xi) Liens in favor of Lender securing the Obligations; and (xii) all matters which are permitted exceptions to the Title Policy.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title III of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which a Credit Party is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the “prime rate” which from time to time published in the “Money Rates” column of The Wall Street Journal (Eastern Edition, New York Metro); provided, however, if the Money Rates column of The Wall Street Journal (Eastern Edition, New York Metro) ceases to be published or otherwise does not designate a “prime rate” as of a Business Day, Lender has the right to obtain such information from a similar business publication of its selection. The Prime Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in such rate.

13

“Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to a Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of a Credit Party against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by a Credit Party against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts , rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Projections” means as of any date the balance sheet, statements of income and cash flow for Credit Parties and Subsidiaries (including forecasted Capital Expenditures) (a) by month for the next Fiscal Year, and (b) by year for the following three Fiscal Years, in each case prepared in a manner consistent with GAAP and accompanied by senior management’s discussion and analysis of such plan.

“Purchase Money Indebtedness” means (a) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (b) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

“Purchase Money Lien” means any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

“Real Estate” means (i) the real property and the improvements thereon located at 300 Park Street, South Paris, Maine, (ii) the real property and improvements thereon located at 947 Waterford Road, Waterford, Maine, (iii) the real property located at Lots 25 and 25.14 – 25.29 (excluding Lot 25.26) on Tax Map U16, located off Mountain View Drive, Paris, Maine, and (iv) the real property located at Lot 60 on Tax Map R2, located on Oxford Street, South Paris, Maine..

“Real Estate Availability” means up to the lesser of (a) seventy percent (70%) of the fair market value of the Eligible Real Estate or (b) $2,000,000 less $8,333.33 per month commencing thirty (30) days after the Closing Date.

14

“Real Property” has the meaning assigned to it in Section 7.6.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Requirement of Law” means as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means reserves established by Lender from time to time in its good faith credit judgment, including to protect Lender’s interest in the Collateral, to protect Lender against possible non-payment of Accounts for any reason by Account Debtors, to protect against the diminution in value of any Collateral, to protect Lender against the possible non-payment of any Obligations, to protect Lender for any unpaid taxes, to protect Lender in respect of any state of facts that could constitute a Default or Event of Default and to protect Lender for any Letter of Credit Obligations.

“Restricted Payment” means: (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Credit Party’s Stock; (ii) any payment or distribution made in respect of any Subordinated Debt of any Credit Party in violation of any subordination or other agreement made in favor of Lender; (iii) any payment on account of the purchase, redemption, defeasance or other retirement of any Credit Party’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly, other than payment of Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practice as disclosed to Lender in writing; or (iv) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Lender shall constitute a Restricted Payment.

“Revolving Credit Advances” shall have the meaning given to such term in Section 2.1(a).

“Software” means all “software” as such term is defined in the UCC, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

15

“Stockholder” means each holder of Stock of Borrower.

“Subordinated Debt” means any note, document, instrument or agreement now or any time hereafter executed and/or delivered by any Credit Party with or in favor of any Subordinated Lender which evidences the principal, interest and other amounts owed by a Credit Party to such Subordinated Lender.

“Subordinated Lender” means collectively, any Person who enters into a Subordination Agreement with Lender with respect to amounts owed by any Credit Party to such Subordinated Lender, including but not limited to Modular Fun I, Inc. (f/k/a KBS Building Systems, Inc.), a Maine corporation and Lone Star Value Investors, LP and/or Lone Star Value Co-Invest I, LP..

“Subordination Agreement” means collectively, all subordination agreements accepted by Lender from time to time with respect to Indebtedness of any Credit Party.

“Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the UCC, including Letter-of-Credit Rights or secondary obligations that supports the payment or performance of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Tangible Net Worth” shall mean, with respect to any Person, at any date, the total assets (excluding any intangible assets and loans made to any officer, director, shareholder or employee of such Person) minus the total liabilities (excluding Subordinated Debt), in each case, of such Person at such date determined in accordance with GAAP.

“Term” means the Closing Date through the Maturity Date subject to acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.

“Termination Date” means the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash (other than amounts in respect of Letter of Credit Obligations if any, then outstanding, provided that a Borrower has funded such amounts in cash in full into the Cash Collateral Account), and no Borrower shall have any further right to borrow any moneys or obtain other Loans or financial accommodations under this Agreement.

16

“Title Policy” means the title policy with respect to the Real Property being issued as of the Closing date by First American Title Insurance Company.

“UCC” means the Uniform Commercial Code as the same may, from time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Credit Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“Uniform Customs” means with respect to a documentary Letter of Credit the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time and with respect to a standby Letter of Credit, the International Standby Practices, ISP.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title III of ERISA.

1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

1.3 Other Terms. All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein.

1.4 Rules of Construction. All Schedules, Addenda and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words “herein”, hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term “or” is not exclusive. The term “including” (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or any of the other Credit Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

17

II. LOANS

2.1 Revolving Credit Advances.

(a) Subject to the terms and conditions set forth herein and in the Credit Documents, Lender may, in its sole discretion, make revolving credit advances (the “Revolving Credit Advances”) to Borrowers from time to time during the Term which, in the aggregate at any time outstanding together with all outstanding Letter of Credit Obligations, will not exceed the lesser of (x) the Maximum Revolving Amount or (y) an amount equal to the Borrowing Base.

(b) Notwithstanding the limitations set forth above, Lender retains the right to lend Borrowers from time to time such amounts in excess of such limitations as Lender may determine in its sole discretion.

(c) Each Borrower acknowledges that the exercise of Lender’s discretionary rights hereunder may result during the Term in one or more increases or decreases in the advance percentages used in determining Accounts Availability, Inventory Availability, Equipment Availability, and Real Estate Availability and each Borrower hereby consents to any such increases or decreases which may limit or restrict advances requested by Borrower.

(d) If any Borrower does not pay any interest, fees, costs or charges to Lender when due, Borrowers shall thereby be deemed to have requested, and Lender is hereby authorized at its discretion to make and charge to any Borrower’s account, a Revolving Credit Advance as of such date in an amount equal to such unpaid interest, fees, costs or charges.

(e) If any Credit Party at any time fails to perform or observe any of the covenants contained in this Agreement or any other Credit Document, Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Credit Party (or, at Lender’s option, in Lender’s name) and may, but need not, take any and all other actions which Lender may deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments). The amount of all monies expended and all costs and expenses (including attorneys’ fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender shall be charged to any Borrower’s account as a Revolving Credit Advance and added to the Obligations. To facilitate Lender’s performance or observance of such covenants of Credit Parties, each Credit Party hereby irrevocably appoints Lender, or Lender’s delegate, acting alone, as such Credit Party’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Credit Party any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed delivered or endorsed by such Credit Party.

18

(f) Lender is authorized by Borrowers to record on its books or records the date, principal amount, amount and date of all payments of principal of and interest on each Loan, and the outstanding principal balance of the Loans and such recordation shall constitute prima facie evidence as to all such information contained therein. Lender shall provide Borrowing Representative on a monthly basis with a statement and accounting of such recordations but any failure on the part of Lender to keep such recordation (or any errors therein) or to send a statement thereof to Borrowing Representative shall not limit or otherwise affect the obligation of any Borrower to repay (with applicable interest) any Loans. Except to the extent that Borrowing Representative shall, within thirty (30) days after such statement and accounting is sent, notify Lender in writing of any objection any Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrowers, absent manifest error. The Loans made by Lender will be evidenced by a Note. Each Borrower will execute the Note simultaneously with the execution of this Agreement.

(g) During the Term, each Borrower may borrow, prepay and reborrow Revolving Credit Advances, all in accordance with the terms and conditions hereof.

(h) Subject to the terms and conditions of this Agreement including Schedule I, Borrowing Representative on behalf of each Borrower may request and Lender may agree to incur Letter of Credit Obligations.

III. REPAYMENT

3.1 Repayment of the Revolving Credit Advances. Borrowers shall be required to (a) make a mandatory repayment hereunder at any time that the aggregate outstanding principal balance of the Revolving Credit Advances made by Lender to Borrowers hereunder is in excess of the Borrowing Base and/or Maximum Revolving Amount, in an amount equal to such excess, and (b) repay on the expiration of the Term (i) the then aggregate outstanding principal balance of Revolving Credit Advances made by Lender to Borrowers hereunder together with accrued and unpaid interest, fees and charges and (ii) all other amounts owed Lender under this Agreement and the Credit Documents. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Credit Document shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds.

IV. PROCEDURES

4.1 Procedure for Revolving Credit Advances. Borrowing Representative on behalf of each Borrower may by written or telephonic notice request a borrowing of Revolving Credit Advances prior to 11:00 a.m. (New York time) on the Business Day of its request to incur, on that day, a Revolving Credit Advance. All Revolving Credit Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrowers to Lender, shall be charged to Borrowers’ account on Lender’s books. The proceeds of each Revolving Credit Advance made by Lender shall be made available to Borrowers on the Business Day so requested by way of credit to the applicable Borrower’s operating account maintained with such bank as Borrowing Representative designated to Lender. Any and all Obligations due and owing hereunder may be charged to Borrowers’ account and shall constitute Revolving Credit Advances.

19

V. INTEREST AND FEES

5.1 Interest and Fees.

(a) Interest.

(i) Except as modified by Section 5.1(a)(iii) below, Borrowers shall pay interest on the unpaid principal balance of the Loans for each day they are outstanding at the Contract Rate.

(ii) Interest and fees shall be computed on the basis of actual days elapsed in a year of 360 days. Interest shall be payable in arrears on the last day of each month and upon termination of this Agreement, or, at Lender’s option, Lender may charge Borrowers’ account for said interest.

(iii) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Contract Rate and the Letter of Credit Fee shall automatically be increased to the Default Rate, and all outstanding Obligations, including unpaid interest and Letter of Credit Fees, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(iv) Notwithstanding the foregoing, in no event shall the aggregate interest exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the “Maximum Legal Rate”) and if any provision of this Agreement or Credit Document is in contravention of any such law or regulation, interest payable under this Agreement and each Credit Document shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate) and once the amount of interest payable hereunder or under the Credit Documents is less than the Maximum Legal Rate, Lender shall not reduce interest payable hereunder or any Credit Document below the amount computed based upon the Maximum Legal Rate until the aggregate amount of interest paid equals the amount of interest which would have been payable if the Maximum Legal Rate had not been imposed.

(v) Borrowers shall pay principal, interest and all other amounts payable hereunder, or under any Credit Document, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

(b) Fees.

(i) Minimum Loan Fee. In the event the average closing daily unpaid balances of all Loans hereunder during any calendar month is less than the Minimum Average Monthly Loan Amount, Borrowers shall pay to Lender a minimum loan fee at a rate per annum equal to the Contract Rate on the amount by which the Minimum Average Monthly Loan Amount exceeds such average closing daily unpaid balances. Such fee shall be charged to Borrower’s account on the first day of each month with respect to the prior month.

20

(ii) Facility Fee. Borrowers hereby agree to pay Lender a facility fee in an amount equal to one and one-half percent (1.50%) of the Maximum Revolving Amount on the Closing Date and on each anniversary of the Closing Date which occurs prior to the Maturity Date. The facility fee for the period ending on the Maturity Date shall be deemed fully earned on the Closing Date and shall be payable by a charge to Borrower’s account upon the earlier of each anniversary of the Closing Date or the termination of this Agreement for any reason.

(iii) Collateral Monitoring Fee. Borrowers shall pay Lender a monthly collateral monitoring fee in an amount equal to 0.10% of the Maximum Revolving Amount per month, payable on the first day of each month commencing March 1, 2016, until the Maturity Date. The Collateral Monitoring Fee for each month ending prior to the Maturity Date shall be deemed fully earned on the Closing Date and shall be payable by a charge to Borrower’s account upon the earlier of the first day of each month during the Term or the termination of this Agreement for any reason.

(iv) Field Examination Fee. Upon Lender’s performance of any collateral monitoring and/or verification including any field examination, collateral analysis or other business analysis, the need for which is to be determined by Lender and which monitoring is undertaken by Lender or for Lender’s benefit, an amount equal to the established rate by Lender from time to time which rate on the Closing Date is $950 per day for each person employed to perform such monitoring together with all costs, disbursements and expenses incurred by Lender and the person performing such collateral monitoring and/or verification shall be charged to Borrowers’ account; provided, however, so long as no Event of Default has occurred and is continuing, the number of such examinations shall be limited to no more than two (2) per year. Nothing herein shall prohibit Lender from conducting more than two (2) such examinations per year in the absence of an Event of Default which is not continuing so long as Lender shall incur the cost thereof.

(v) Collection Fees. For purposes of determining the balance of the Loans outstanding, Lender will credit (conditional upon final collection) all such payments to Borrowers’ account upon receipt by Lender of good funds in dollars of the United States of America in Lender’s account, provided, however, for purposes of computing interest on the Obligations, Lender will credit (conditional upon final collection) all such payments to Borrowers’ account three (3) Business Days after receipt by Lender of good funds in dollars of the United States of America in Lender’s account. Any amount received by Lender after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.

(vi) Overline/Overadvance Fees. Under circumstances where any Borrower requests and Lender approves Revolving Credit Advances which would exceed the Maximum Revolving Amount and/or the Borrowing Base, Lender may impose fees in connection therewith. Such fees shall include (i) a monthly fee in the amount of two and one-half percent (2.50%) of the greater of (A) the highest amount by which the amount of Revolving Credit Advances during such month exceeds the Borrowing Base and (B) if any, the amount approved by Lender for such Revolving Credit Advance in excess of the Borrowing Base for such month and (ii) two and one-half percent (2.50%) of the greater of (A) the highest amount by which the Revolving Credit Advances during such month exceeds the Maximum Revolving Amount and (B) if any, the amount approved by Lender for such Revolving Credit Advances in excess of the Maximum Revolving Amount for such month. Such fees shall be payable on the first day of each month with respect to the preceding calendar month.

21

(vii) Wire/Check Fee. For each wire transfer or check issued by Lender, on behalf of a Borrower, Borrowers shall pay Lender Lender’s standard fee for such service which fee is $45 as of the Closing Date.

VI. CONDITIONS PRECEDENT

6.1 Conditions Precedent to Initial Loans. Without limitation of the discretionary nature of each Loan hereunder, the initial Loan to be made by Lender shall be subject to the fulfillment (to the satisfaction of Lender) of each of the conditions precedent set forth on Schedule II.

6.2 Conditions Precedent to each Loan. Without limitation of the discretionary nature of each Loan hereunder, each of the Loans (including the initial Loan) to be made by Lender shall be subject to the fulfillment (to the satisfaction of Lender) of each of the following conditions as of the date of each Loan:

(a) Lender shall have received a Request for Loan for such Loan in form and in substance satisfactory to Lender;

(b) The representations and warranties set forth in this Agreement and in the other Credit Documents, shall be true and correct in all material respects on and as of the date of such Loan with the same effect as though made on and as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date;

(c) No Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Loan;

(d) Lender shall have received all fees due and payable on or prior to such date; and

(e) All legal matters incident to such Loan shall be satisfactory to Lender and its counsel.

22

VII. REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce Lender to enter into this Agreement and to make the Loans, each Credit Party represents and warrants (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promises to and agrees with Lender until the Termination Date as follows:

7.1 Corporate Existence; Compliance with Law. Each Corporate Credit Party: (a) is, as of the Closing Date, and will continue to be (i) a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite power and authority and the legal right to execute, deliver and perform its obligations under the Credit Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over Borrowers which are necessary or appropriate for the conduct of its business, except to the extent failure to have any such licenses, permits, franchises, rights, powers, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.2 Names; Organizational Information; Collateral Locations. Disclosure Schedule 7.2 sets forth each Corporate Credit Party’s name as it appears in official filing in the state of its incorporation or other organization, the type of entity of each Corporate Credit Party, the state of each Corporate Credit Party’s incorporation or organization and organizational identification number issued by each Corporate Credit Party’s state of incorporation or organization or a statement that no such number has been issued. The location of each Corporate Credit Party’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule 7.2 and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. With respect to each of the premises identified in Disclosure Schedule 7.2 on or prior to the Closing Date a bailee, landlord or mortgagee agreement acceptable to Lender has been obtained. As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule 7.2, no Corporate Credit Party shall have been known as or conducted business in any other name (including trade names).

7.3 Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person. As of the Closing Date, each Credit Document shall have been duly executed and delivered on behalf of each Credit Party, and each such Credit Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

23

7.4 Financial Statements and Projections; Books and Records.

(a) The Financial Statements delivered by each Credit Party to Lender for its most recently ended Fiscal Year and Fiscal Quarter, are true, correct and complete and reflect fairly and accurately the financial condition of such Credit Party as of the date of each such Financial Statement in accordance with GAAP. The Projections most recently delivered by each Corporate Credit Party to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Lender and all such assumptions are disclosed in the Projections.

(b) Each Corporate Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

7.5 Material Adverse Change. Between the date of each Credit Party’s most recent Financial Statements delivered to Lender and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Projections delivered on the Closing Date and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from such Projections; and (c) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Credit Party has or have had or could reasonably be expected to have a Material Adverse Effect. No Credit Party is in default, and to each Credit Party’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

7.6 Real Estate; Property. The real estate listed in Disclosure Schedule 7.6 constitutes all of the real property owned, leased, or used by each Credit Party in its business (the “Real Property”), and no Corporate Credit Party will execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender prompt prior written notice thereof. Each Corporate Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Corporate Credit Party are or will be subject to any Liens, except Permitted Liens.

7.7 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule 7.7, as of the Closing Date, no Corporate Credit Party has any Subsidiaries, is not engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Corporate Credit Party (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which any Corporate Credit Party may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth on Disclosure Schedule 7.7 or is disclosed on such Schedule 7.7 as issued by a public company. All outstanding Indebtedness of each Corporate Credit Party as of the Closing Date is described in Disclosure Schedule 9(b).

24

7.8 Government Regulation; Margin Regulations. No Credit Party is subject to or regulated under or any federal or state statute, rule or regulation that restricts or limits any Credit Party’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Credit Documents. The making of a Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Credit Documents do not and will not violate any Requirement of Law. No Credit Party is engaged, nor will it engage in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns Margin Stock, and none of the proceeds of any Loan or other extensions of credit under any Credit Document will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock. No Credit Party will take or permit to be taken any action which might cause any Credit Document to violate any regulation of the Federal Reserve Board.

7.9 Taxes; Charges. Except as disclosed on Disclosure Schedule 7.9 all tax returns, reports and statements required by any Governmental Authority to be filed by each Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against each Credit Party or any of each Credit Party’s property. Proper and accurate amounts have been and will be withheld by each Credit Party from its employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule 7.9 sets forth as of the Closing Date those taxable years for which each Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule 7.9, no Credit Party nor its respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or (b) to any Credit Party’s knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

7.10 Payment of Obligations. Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except payments to vendors or suppliers in the ordinary course of business consistent with past practice as disclosed to Lender in writing or where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

25

7.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of any Corporate Credit Party of more than the Minimum Actionable Amount. The present value of all accumulated benefit obligations of any Corporate Credit Party under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. No Corporate Credit Party has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

7.12 Litigation. No Litigation is pending or, to the knowledge of any Credit Party, threatened by or against any Credit Party or against any Credit Party’s properties or revenues (a) with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule 7.12, as of the Closing Date there is no Litigation pending or, to the best knowledge of any Credit Party, threatened against any Credit Party which seeks damages in excess of the Minimum Actionable Amount or injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Lender in writing within five (5) Business Days of learning of the existence, threat or commencement of any Litigation against any Credit Party or any Plan or any allegation of criminal misconduct against any Credit Party.

7.13 Intellectual Property. As of the Closing Date, all material Intellectual Property owned or used by each Corporate Credit Party is listed, together with application or registration numbers, where applicable, in Disclosure Schedule 7.13. Each Corporate Credit Party is the sole legal and beneficial owner, or is licensed on commercial terms to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Each Corporate Credit Party will maintain and establish the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority of all new Intellectual Property where applicable and notify Lender in writing five (5) Business Days prior to filing any such new patent or registration. With respect to Intellectual Property licensed by each Corporate Credit Party, an agreement acceptable to Lender from the licensor of such Intellectual Property will be obtained permitting Lender to use such Intellectual Property or sell the Goods containing such Intellectual Property following the occurrence of a Default. No Credit Party is aware of any infringement on the Intellectual Property of any third party in the carrying on of its business in the normal course.

26

7.14 Full Disclosure. No information contained in any Credit Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Credit Document, or to induce Lender to execute the Credit Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

7.15 Hazardous Materials. Except as set forth on Disclosure Schedule 7.15, as of the Closing Date, (a) each Real Property is maintained free of contamination from any Hazardous Material, (b) no Credit Party is subject to any Environmental Liabilities or, to any Credit Party’s knowledge, potential Environmental Liabilities, in excess of the Minimum Actionable Amount in the aggregate, (c) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in such Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (d) each Credit Party has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party. Each Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and environmental permits; (ii) shall notify Lender in writing within seven days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it or any Credit Party in connection with any such Release.

7.16 Insurance. As of the Closing Date, Disclosure Schedule 7.16 lists all insurance of any nature maintained for current occurrences by Borrowers, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Lender certified copies and endorsements to all of its (a) “All Risk” and business interruption insurance policies naming Lender as lender loss payee and mortgagee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Corporate Credit Party or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Borrower shall direct all present and future insurers under its “All Risk” policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to any Corporate Credit Party and Lender jointly, Lender may endorse each Corporate Credit Party’s name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of any Corporate Credit Party’s risk profile, to require additional forms and limits of insurance. Each Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender’s request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person’s insurance policies. In addition, Lender shall receive a mortgage title insurance policy issued by a title insurance company acceptable to Lender, in such amounts as Lender may reasonably determine, insuring the Mortgage as a first and only Lien on the Real Property without exception other than those reasonably acceptable to Lender.

27

7.17 Deposit and Disbursement Accounts. Disclosure Schedule 7.17 lists all banks and other financial institutions at which each Credit Party, maintains deposits and/or other accounts and correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

7.18 Accounts. No Corporate Credit Party has made, nor will any Credit Party make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by a Corporate Credit Party and such other compromises or settlements in the ordinary course of its business consistent with historical practice and as previously disclosed to Lender in writing. With respect to the Accounts pledged as collateral pursuant to any Credit Document (a) the amounts shown on all invoices, statements and reports which may be delivered to the Lender with respect thereto are actually and absolutely owing to a Credit Party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to Lender as required hereunder; and (c) to each Corporate Credit Party’s knowledge all Account Debtors have the capacity to contract. As of the date of each Borrowing Base Certificate delivered to Lender, each Account listed thereon as an Eligible Account shall be an Eligible Account and all Inventory listed thereon as Eligible Inventory shall be Eligible Inventory. Each Borrower shall notify Lender promptly and in any event within the earlier of (a) five (5) Business Days after obtaining knowledge thereof or (b) in the next submitted borrowing base certificate, (i) of any event or circumstance that to any Borrower’s knowledge would cause Lender to consider any then existing Account or Inventory as no longer constituting an Eligible Account or Eligible Inventory, as the case may be; (ii) of any material delay in any Borrower’s performance of any of its obligations to any Account Debtor; (iii) of any assertion by an Account Debtor of any material claims, offsets or counterclaims; (iv) of any allowances, credits and/or monies granted by any Borrower to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods; and (vii) of any loss, damage or destruction of any of the Collateral.

7.19 Conduct of Business. Each Corporate Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and each Corporate Credit Party’s other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

7.20 Further Assurances. At any time and from time to time, upon the written request of Lender and at the sole expense of Credit Parties, each Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Credit Documents, (b) to protect, preserve and maintain Lender’s rights in any Collateral, or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

28

VIII. FINANCIAL REPORTS; FINANCIAL COVENANTS

8.1 Reports and Notices. From the Closing Date until the Termination Date, each Credit Party shall deliver to Lender:

(a) within twenty (20) days following the end of each Fiscal Month, a Monthly Statement Report of each Borrower in the form of Exhibit B as of the last day of the previous Fiscal Month; provided, however, such Monthly Statement Report shall commence for the Fiscal Month ending March 31, 2016 and shall be delivered within thirty (30) days following the end of such Fiscal Month.

(b) within twenty (20) days following the end of each Fiscal Month, the Financial Statements for such Fiscal Month of each Borrower, which statements will show comparative results for prior Fiscal Month in the current and prior Fiscal Years, and accompanied by a certification in the form of Exhibit D by the Chief Executive Officer or Chief Financial Officer of Borrowing Representative that such Financial Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder; provided, however, such Financial Statements and certifications shall commence for the Fiscal Month March 31, 2016 and shall be delivered within thirty (30) days following the end of such Fiscal Month.

(c) within one hundred and five (105) days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year reviewed by an independent certified accounting firm acceptable to Lender (but which shall be certified by an independent certified accounting firm acceptable to Lender for each Guarantor), (as of Closing Date Boulay PLLP shall be deemed acceptable to Lender) which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from such accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default has occurred or specifying those Defaults of which they are aware, and (iii) any management letter that may be issued;

(d) at least thirty (30) days before the beginning of each Fiscal Year of each Borrower, the Projections, each in reasonable detail, representing such Borrower’s good faith Projections and certified by such Borrower’s President or Chief Financial Officer as being the most accurate Projections available and identical to the Projections used by such Borrower for internal planning purposes, together with such supporting schedules and information as Lender may in its discretion require;

(e) together with each request for a Loan (but in no event later than the third day of each month) and at such intervals as Lender may request a Borrowing Base Certificate as of the last day of the immediately preceding Fiscal Month, or more current date if available, detailing ineligible Accounts and Inventory of adjustment to the Formula Amount, certified as true and correct by the President or Chief Financial Officer of each Borrower;

29

(f) together with each request for a Loan (but in no event later than the third day of each month) and at such other intervals as Lender may require: (i) copies of all entries to the sales journal and the cash receipt journal; (ii) copies of all credit memos; and (iii) copies of all invoices in excess of five thousand dollars ($5,000), together with proof of delivery, in each case as and for the immediately preceding Fiscal Month;

(g) promptly following Lender’s request, receivable schedules, copies of invoices to Account Debtors, shipping documents, delivery receipts and such other material, reports, records or information as Lender may request;

(h) promptly upon their distribution, copies of all financial statements, reports and proxy statements which any Borrower shall have sent to its stockholders, promptly after the sending or filing thereof, copies of all regular and periodic reports which any Borrower shall file with the Securities and Exchange Commission or any national securities exchange; and

(i) each Borrower will cause each Guarantor to comply with the financial reporting requirements set forth in their respective Guaranties.

8.2 Financial Covenants. No Borrower shall breach any of the financial covenants set forth in Schedule III.

8.3 Other Reports and Information. Each Credit Party shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default, Event of Default or other event which has had or could reasonably be expected to have a Material Adverse Effect. Each Corporate Credit Party shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of such Corporate Credit Party or the Collateral as Lender may request, all in reasonable detail. If any internally prepared financial information, including that required under Section 8.1 is unsatisfactory in any manner to Lender, Lender may request that the Borrower’s independent certified accountants review the same.

8.4 Good Standing Certificates. Together with the delivery of the Financial Statements referred to in Section 8.1(c), each Corporate Credit Party shall provide to Lender a certificate of good standing from its state of incorporation or organization.

30

IX. NEGATIVE COVENANTS

Each Corporate Credit Party covenants and agrees that, without Lender’s prior written consent, from the Closing Date until the Termination Date, such Credit Party shall not, directly or indirectly, by operation of law or otherwise:

(a) form any Subsidiary or merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or make any investment in or, except as provided in clause 9(c) below, loan or advance to, any Person;

(b) cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date set forth on Disclosure Schedule 9(b), (iii) deferred taxes, (iv) by endorsement of instruments or items of payment for deposit to the general account of Borrower, (v) for Guaranteed Indebtedness incurred for the benefit of a Borrower if the primary obligation is permitted by this Agreement; (vi) additional Indebtedness (including Purchase Money Indebtedness) incurred after the Closing Date in an aggregate outstanding amount for Credit Parties not exceeding the Minimum Actionable Amount; and (vii) Indebtedness to trade creditors in the ordinary course of business consistent with past practice and as disclosed to Lender in writing;

(c) enter into any lending, borrowing or other commercial transaction with any of its employees, directors or Affiliates (including upstreaming and downstreaming of cash and intercompany loan and advances) other than loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding the Minimum Actionable Amount;

(d) make any changes in any of its business objectives, purposes, or operations which could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the Closing Date or amend its charter or by-laws or other organizational documents;

(e) create or permit any Lien on any of its properties or assets, except for Permitted Liens;

(f) sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any shares of its Stock or engage in any sale-leaseback, synthetic lease or similar transaction (provided, that the foregoing shall not prohibit the sale of Inventory or obsolete or unnecessary Equipment in the ordinary course of its business);

(g) change its name, state of incorporation or organization, chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, or acquire, lease or use any real estate after the Closing Date without such Credit Party, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender’s Liens upon the Collateral or store or hold any assets of another Person;

(h) establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Disclosure Schedule 7.17) without Lender’s prior written consent and then only after such Credit Party has implemented agreements with such bank or other institution and Lender acceptable to Lender; or

31

(i) make or permit any Restricted Payment other than (i) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including Subordinated Debt, payments of which shall be permitted only in accordance with the terms of the relevant Subordination Agreement made in favor of Lender) described in Disclosure Schedule (9(b)) or otherwise permitted under Article X(b)(vi); and (ii) so long as (x) the tax status of such Credit Party is a pass thru or disregarded entity within the meaning of the Internal Revenue Code of 1986, as amended, (y) no Default or Event of Default shall have occurred and be continuing and (z) after first providing such supporting documentation as Lender may request (including the personal state and federal tax returns of each Stockholder), such Credit Party may pay Pass Thru Distributions not exceeding Pass Thru Tax Liabilities (payments to Stockholders as hereby permitted shall be made only so as to be available when the tax is due, including in respect of estimated tax payments) and (iii) Borrowers may make a Restricted Payment as of the date hereof to Guarantor as a dividend in an amount not to exceed $1,500,000 from the proceeds of the Loans for the sole purpose of repaying debt due to Lone Star Value Investors, LP and/or Lone Star Value Co-Invest I, LP (“Subordinator”) and to provide not more than $500,000 working capital for Guarantor provided that Subordinator has executed and delivered Lender’s form of Subordination Agreement concurrently herewith.

X. SECURITY INTEREST

10.1 Grant of Security Interest.

(a) As collateral security for the prompt and complete payment and performance of all of the Obligations, each Borrower executing this Agreement hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all Deposit Accounts and all funds on deposit therein; all cash and cash equivalents; all commodity contracts; all investments, Stock and Investment Property; all Inventory; all Equipment; all Goods; all Chattel Paper, all Documents; all Instruments; all Books and Records; all General Intangibles; all Real Estate subject to the Mortgage; all Supporting Obligations; all Letter-of-Credit Rights; all commercial tort claims and to the extent not otherwise included, all Proceeds and products of all and any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Credit Document, collectively, the “Collateral”).

(b) Each Borrower executing this Agreement and Lender agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Each Borrower represents, warrants and promises to Lender that: (i) such Borrower is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Credit Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Liens; (ii) the security interests granted pursuant to this Agreement will constitute valid perfected security interests in all of the Collateral in favor of Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from such Borrower (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens. Each Borrower executing this Agreement promises to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each Borrower shall take such actions, including (x) the prompt delivery of all negotiable Documents, original Instruments, Chattel Paper and certificated Stock owned by such Borrower to Lender, (y) notification of Lender’s interest in Collateral at Lender’s request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrower’s and Lender’s respective and several interests in the Collateral. Each Borrower executing this Agreement shall mark its Books and Records pertaining to the Collateral to evidence the Credit Documents and the Liens granted under the Credit Documents. All Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Gerber Finance Inc.”

32

(c) Each Borrower executing this Agreement shall obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Borrower shall in all instances obtain signed acknowledgments of Lender’s Liens from bailees having possession of such Borrower’s Goods that they hold for the benefit of Lender.

(d) Each Borrower executing this Agreement shall obtain authenticated control letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for such Borrower.

(e) Each Borrower executing this Agreement shall establish and maintain the cash management system described in Schedule IV. All payments in respect of the Collateral, shall be made to or deposited in the Collateral Account.

(f) Each Borrower executing this Agreement shall promptly, and in any event within two (2) Business Days after becoming a beneficiary under a letter of credit, notify Lender thereof and enter into a tri-party agreement with Lender and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Lender and directing all payments thereunder to Lender, all in form and substance reasonably satisfactory to Lender.

(g) Each Borrower executing this Agreement shall take all steps necessary to grant Lender control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(h) Each Borrower executing this Agreement hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any Uniform Commercial UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (x) as all assets of such Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (y) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Part 5 of Article 9 of the UCC or the filing office for acceptance of any financing statement or amendment, including whether each Borrower is an organization, the type of organization and any organization identification number issued to each Borrower, and in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Borrower agrees to furnish any such information to Lender promptly upon request. Each Borrower also ratifies its authorization for Lender to have filed any initial financing statements or amendments thereto if filed prior to the date hereof.

33

(i) Each Borrower shall promptly, and in any event within the earlier of (i) five (5) Business Days after the same is acquired by it, or (ii) the next submitted borrowing base certificate, notify Lender of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Lender, each Borrower shall enter into a supplement to this Agreement, granting to Lender a Lien in such commercial tort claim.

(j) It is the intent of each Borrower and Lender that none of the Collateral is or shall be regarded as Fixtures (except as otherwise provided in the Mortgage) and each Borrower represents and warrants that it has not made and is not bound by any lease or other agreement that is inconsistent with such intent. Nevertheless, if the Collateral or any part thereof is or is to become attached or affixed to any real estate, each Borrower will, upon request, furnish Lender with a disclaimer or subordination in form satisfactory to Lender of their interests in the Collateral from all Persons having an interest in the real estate to which the Collateral is attached or affixed, together with the names and addresses of the record owners of, and all other persons having interest in, and a general description of, such real estate.

10.2 Lender’s Rights.

(a) Lender may, (i) at any time in Lender’s own name or in the name of each Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and (ii) at any time and without prior notice to any Borrower notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon the request of Lender, each Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Each Borrower hereby constitutes Lender or Lender’s designee such Borrower’s attorney with power to endorse such Borrower’s name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

(b) Each Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between any Borrower and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

34

(c) Each Borrower shall, with respect to each owned, leased, or controlled property (including public warehouses), during normal business hours and upon reasonable advance notice (unless a Default or Event of Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of such Borrower’s Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and each Borrower agrees to render to Lender, at Borrowers’ cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

(d) After the occurrence and during the continuance of a Default or Event of Default, each Borrower at its own expense, shall cause the certified public accountant then engaged by any Borrower to prepare and deliver to Lender at any time and from time to time, promptly upon Lender’s request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Lender may request. Each Borrower at its own expense, shall cause its certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Lender shall be permitted to observe and consult with such Borrower’s accountants in the performance of these tasks.

10.3 Lender’s Appointment as Attorney-in-Fact. On the Closing Date, each Borrower shall execute and deliver a Power of Attorney in the form attached as Exhibit E. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Credit Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees, except for the powers granted in clause (h) of the Power of Attorney, not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Each Borrower authorizes Lender to file any financing or continuation statement without the signature of Borrowers to the extent permitted by applicable law. NONE OF LENDER OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

35

10.4 Grant of License to Use Intellectual Property Collateral. Each Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default) without payment of royalty or other compensation to any Borrower to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by any Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

10.5 Terminations; Amendments Not Authorized. Each Borrower executing this Agreement acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to Borrower’s rights under Section 9-509(d)(2) of the UCC.

10.6 Inspections. At all times during normal business hours and absent the occurrence of a Default or an Event of Default upon reasonable notice to Borrowing Representative, Lender shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of each Borrower’s properties and the Collateral, (b) inspect, examine and copy (or take originals if necessary) and make extracts from such Borrower’s Books and Records, including management letters prepared by independent accountants, and (c) discuss with each Borrower’s principal officers, and independent accountants, each Borrower’s business, assets, liabilities, financial condition, results of operations and business prospects. Each Borrower will deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for such Borrower.

XI. TERM

11.1 Term of Agreement. Any obligation of Lender to make Loans and extend their financial accommodations under this Agreement or any Credit Document shall continue in full force and effect until the expiration of the Term. The termination of the Agreement shall not affect any of Lender’s rights hereunder or any Credit Document and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been disposed of, concluded or liquidated. The Maturity Date shall be automatically extended for successive periods of one (1) year each unless (a) Borrowing Representative shall have provided Lender with a written notice of termination, at least sixty (60) days prior to the expiration of the Maturity Date or any renewal of the Maturity Date or (b) Lender provides written notice of termination to Borrowing Representative at least sixty (60) days prior to the expiration of the Maturity Date or any renewal of the Maturity Date. Notwithstanding the foregoing, Lender shall release its security interests at any time after thirty (30) days notice upon payment to it of all Obligations if each Credit Party shall have (i) provided Lender with an executed release of any and all claims which Credit Parties may have or thereafter have under this Agreement and/or any Credit Document and (ii) paid to Lender an amount equal to (A) the monthly interest on the Minimum Average Monthly Loan Amount calculated based on the interest rate in effect on the date of such payment multiplied by (B) the difference between (I) the number of full months from the Closing Date until the Maturity Date and (II) the number of full months which have elapsed from the Closing Date until the payment of the fee hereunder. In addition, Borrower shall pay to Lender the Collateral Monitoring Fee for each month from the date of repayment until the Maturity Date. These fees shall also be due and payable to Lender upon termination of this Agreement by Lender after the occurrence of an Event of Default.

36

11.2 Termination of Lien. The Liens and rights granted to Lender hereunder and any Credit Documents and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ account may from time to time be temporarily in a zero or credit position, until (a) all of the Obligations have been paid or performed in full after the termination of this Agreement or each Credit Party has furnished Lender with an indemnification satisfactory to Lender with respect thereto and (b) each Credit Party has an executed release of any and all claims which such Credit Party may have or thereafter have under this Agreement or any other Credit Document. Accordingly, each Credit Party waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to any Credit Party, or to file them with any filing office, unless and until this Agreement and the Credit Documents shall have been terminated in accordance with their terms and all Obligations paid in full in immediately available funds.

XII. EVENTS OF DEFAULT

12.1 Events of Default. If any one or more of the following events (each, an “Event of Default”) shall occur and be continuing:

(a) any Borrower shall fail to pay the principal of or interest on any Loan or any fees or other Obligations when and as the same shall become due and payable (whether at maturity, by acceleration or otherwise); or

(b) any representation or warranty made or deemed made in or in connection with this Agreement or any other Credit Document or as an inducement to enter into this Agreement or any other Credit Document or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument or agreement furnished in connection with or pursuant to this Agreement or any other Credit Document shall prove to have been false or misleading in any material respect when made, deemed to be made or furnished; or

(c) (i) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in any Credit Document or in Article II, Sections 7.1, 7.3, 7.16, 7.17, 7.18, 7.19, 8.2 and Article IX of this Agreement; or (ii) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the other covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement (other than those set forth in the Sections referred to in clause (i) immediately above) or any of the other Loan Documents, regardless of whether such breach involves a covenant, promise, agreement, condition, requirement, term or provision with respect to a Credit Party that has not signed this Agreement, and such breach is not remediable or, if remediable, continues unremedied for a period of five (5) Business Days after the earlier to occur of (x) the date on which such breach is known or reasonably should have become known to any officer of any Borrower or such Credit Party and (y) the date on which Lender shall have notified any Borrower or such other Credit Party of such breach; or

37

(d) this Agreement or any other Credit Document shall not be for any reason, or shall be asserted by any Credit Party or other Person not to be, in full force and effect in all material respects in accordance with its terms or the Lien granted or intended to be granted to Lender pursuant to this Agreement or any other Credit Document shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in this Agreement or another Credit Document); or

(e) any judgment shall be rendered against any Credit Party or there shall be any attachment or execution against any of the assets or properties of any Credit Party, and such judgment, attachment or execution remains unpaid, unstayed or undismissed for a period of fourteen (14) days from the date of such judgment; or

(f) any Credit Party shall be dissolved or shall generally not pay, or shall be generally unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted or a petition shall be filed by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or any Credit Party shall take any action to authorize any of the actions set forth above in this clause (f); or

(g) any Credit Party shall (i) fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness when and as the same shall become due and payable or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreements or instruments evidencing or governing any Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee on its or their behalf to cause, such indebtedness to become due prior to its stated maturity; or

(h) the occurrence of a Change of Control in or with respect to any Credit Party; or

(i) there shall be commenced against any Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for thirty (30) consecutive days; or any Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

38

(j) any other event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect; or

(k) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding the Minimum Actionable Amount; the indictment or threatened indictment of any Credit Party, any officer of any Credit Party or any Guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against any Credit Party, any officer of any Credit Party or any Guarantor pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of any Credit Party; or

(l) any Credit Party or other Person shall take or participate in any action which would be prohibited under the provisions of any Credit Document, or there shall occur an Event of Default or breach under the provisions of any Credit Document, or any Credit Party shall make any payment on the Subordinated Debt that any Person was not entitled to receive under the provisions of the applicable Subordination Agreement or Intercreditor Agreement; or

(m) the Life Insurance Policy shall be terminated, by any Credit Party or otherwise; or the Life Insurance Policy shall be scheduled to terminate within thirty (30) days and such Credit Party shall not have delivered a satisfactory renewal thereof to Lender; or any Credit Party shall fail to pay any premium on the Life Insurance Policy when due; or shall take any other action that impairs the value of the Life Insurance Policy; or

(n) a breach, event of default or acceleration of indebtedness on account of indebtedness due Univest Capital, Inc. as set forth on the Disbursement Schedule 9(b).

then, and in any such event and at any time thereafter, if such or any other Event of Default shall then be continuing, Lender in its sole discretion may declare any or all of the Obligations to be due and payable, and the same shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided, however, that if there shall occur an Event of Default under paragraph (f) above, then any and all of the Obligations shall be immediately due and payable without any necessary action or notice by Lender.

12.2 Lender Remedies.

(a) In addition to the rights and remedies set forth in Section 12.1, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) require that all Letter of Credit Obligations be fully cash collateralized pursuant to Schedule I; or (ii) exercise any rights and remedies provided to Lender under the Credit Documents or at law or equity, including all remedies provided under the UCC.

39

(b) Without limiting the generality of the foregoing, each Credit Party expressly agrees that upon the occurrence of any Event of Default, Lender may take any action necessary to collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, or appoint a third party to do so and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right each Credit Party hereby releases. Such sales may be adjourned or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Corporate Credit Party’s premises or elsewhere and shall have the right to use any Corporate Credit Party’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Lender deems necessary or advisable.

(c) Upon the occurrence and during the continuance of an Event of Default and at Lender’s request, each Credit Party further agrees to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender’s remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, each Credit Party waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Each Credit Party agrees that ten (10) days prior notice by Lender to each Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

(d) Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other Credit Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

40

12.3 Waivers. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Credit Party waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Credit Documents, the Notes or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Each Credit Party acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Credit Documents and the transactions evidenced hereby and thereby.

12.4 Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion (including the cash collateralization of any Letter of Credit Obligations), and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including the UCC (but only after Lender has received what Lender considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to Borrowers or their representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

XIII. MISCELLANEOUS

13.1 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege under this Agreement or any other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No notice to or demand on any Credit Party in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.2 Amendments and Waivers. No amendment, modification or waiver of or with respect to any provision of this Agreement or any other Credit Document shall in any event be effective unless it shall be in writing and signed by Lender and each Credit Party, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

41

13.3 Expenses; Indemnity.

(a) Each Credit Party agrees to, jointly and severally, pay or reimburse Lender for all costs and expenses (including, without limitation, the fees and expenses of all counsel, advisors, consultants and auditors) incurred by Lender in connection with: (i) the review, preparation, negotiation, execution, delivery, performance and enforcement of this Agreement and the other Credit Documents, any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated shall be consummated); (ii) the enforcement or protection of Lender’s rights in connection with this Agreement and the other Credit Documents or in connection with the Loans; (iii) any services rendered by any third-party service providers whose fees are payable pursuant to Section 5.1(b) of this Agreement, (iv) any advice in connection with the administration of the Loans or the rights under this Agreement or the other Credit Documents; (iv) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, any Credit Party or any other Person), and an appeal or review thereof, in any way relating to the Collateral, this Agreement, any other Credit Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (v) any effort (x) to monitor the Loans, (y) to evaluate, observe or assess any Borrower or any other Credit Party or the affairs of such Person, and (z) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral. In addition to the foregoing, each Credit Party agrees to pay Lender a fee of $1,000 for each amendment, modification, supplement or restatement of any Credit Document entered into by Lender and the Credit Parties. Each Corporate Credit Party further agrees, jointly and severally, to indemnify Lender from and agrees to hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any of the other Credit Documents.

(b) Each Corporate Credit Party agrees to, jointly and severally, indemnify Lender, the LC Issuers, their correspondents and each of their respective directors, shareholders, officers, employees and agents (each, an “Indemnified Person”) against, and agrees to hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnified Person arising out of, in any way connected with or as a result of (i) the use of any of the proceeds of any Loan or the use of any Loan, (ii) the goods or transactions financed by the Loans, (iii) this Agreement, any other Credit Document or any other document contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder and thereunder or the consummation of the transactions contemplated hereby and thereby, or (iv) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not any Indemnified Person Indemnity is a party thereto; provided, however, that such indemnity shall not, as to any Indemnified Person, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of Lender.

(c) The provisions of this Section 13.3 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement and the repayment of the Loans. All amounts due under this Section 13.3 shall be payable on written demand therefor.

13.4 Borrowing Agency Provisions. If and to the extent that at any time or from time to time there are multiple Borrowers, then.

(a) Each Borrower acknowledges that, together with each other Borrower, it is part of an affiliated common enterprise in which any loans or other financial accommodations extended to any one Borrower will result in direct and substantial economic benefit to each other Borrower, and each Borrower will likewise benefit from the economies of scale associated with the Borrowers, as a group, applying for credit or other financial accommodations on a collective basis.

42

(b) Each Borrower hereby irrevocably designates Borrowing Representative to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Representative.

(c) The handling of this credit facility as a co-borrowing facility with a Borrowing Representative in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Lender shall not incur liability to Borrowers as a result thereof. To induce Lender to do so and in consideration thereof, each Borrower, jointly and severally, hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender or any issuer by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Lender on any request or instruction from Borrowing Representative or any other action taken by Lender with respect to this Section except due to willful misconduct or gross negligence by the indemnified party.

(d) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against any Borrower, the release by Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof.

13.5 Guaranty. Each Corporate Credit Party hereby absolutely and unconditionally guarantees to Lender and its successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Lender by each Corporate Credit Party. Each Corporate Credit Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations shall be absolute and unconditional, irrespective of, and unaffected by:

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Credit Documents;

(b) the absence of any action to enforce this Agreement (including this Section 13.5) or any other Credit Document or the waiver or consent by Lender with respect to any of the provisions hereof or thereof;

(c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

43

(d) the insolvency of any Credit Party; or

(e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by each Credit Party that its obligations shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Credit Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

13.6 Waivers. Each Corporate Credit Party expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Corporate Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Credit Party. It is agreed among each Credit Party and Lender that the foregoing waivers are of the essence of the transactions contemplated by this Agreement and the other Credit Documents and that, but for the provisions of this Section 13.6 and such waivers, Lender would decline to enter into this Agreement.

13.7 Benefit of Guaranty. Each Credit Party agrees that the provisions of Section 13.5 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit Party and Lender, the obligations of such other Credit Party under this Agreement or the other Credit Documents.

13.8 Subordination of Subrogation. Notwithstanding anything to the contrary in this Agreement or in any other Credit Documents, each Credit Party hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Credit Party acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Credit Party’s liability hereunder or the enforceability of Section 13.5.

13.9 Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under this Agreement or any other Credit Document giving Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under Section 13.5. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Credit Party hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which such Credit Party might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Credit Party shall not impair any other Credit Party’s obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law, this Agreement or any other Credit Document, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but may be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under Section 13.5 notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

44

13.10 Liability Cumulative. The liability of Credit Parties under Section 13.5 is in addition to and shall be cumulative with all liabilities of each Credit Party to Lender under this Agreement and the other Credit Documents or in respect of any Obligations or obligation of the other Credit Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

13.11 Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

13.12 Further Assurances. Each Credit Party will take, or cause to be taken, all such further actions and execute, or cause to be executed, all such further documents and instruments as Lender may at any time reasonably request or determine to be necessary or advisable to further carry out and consummate the transactions contemplated by this Agreement and the other Credit Documents.

13.13 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Borrower and its successors and to the benefit of Lender and its successors and assigns. The rights and obligations of each Credit Party under this Agreement shall not be assigned or delegated without the prior written consent of Lender, and any purported assignment or delegation without such consent shall be null and void. Lender reserves the right at any time to create and sell participations in the Loans and the Credit Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Credit Documents.

13.14 Descriptive Headings. The descriptive headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

45

13.15 Notices. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 13.15, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule V or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than Borrowing Representative or Lender) designated in Schedule V to receive copies shall in no way adversely affect the effectiveness of communication.

13.16 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.17 Entire Agreement; Counterparts. This Agreement and the other Credit Documents represent the agreement of Credit Parties and Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Borrower or Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents. Nothing in this Agreement or in the other Credit Documents, express or implied, is intended to confer upon any party, other than the parties hereto and thereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Credit Documents. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature delivered by a party via facsimile or electronic transmission shall be deemed to be an original signature hereto.

13.18 SUBMISSION TO JURISDICTION. OTHER THAN WITH RESPECT TO MORTGAGE FORECLOSURES, EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY: (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY, RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SCHEDULE V TO THIS AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 13.16; AND (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

46

13.19 WAIVER OF TRIAL BY JURY, CERTAIN DAMAGES AND SETOFFS. IN ANY LEGAL ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY, RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT DELIVERED PURSUANT HERETO OR THERETO, (A) EACH OF EACH CREDIT PARTY AND LENDER HEREBY, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUCH LEGAL ACTION OR PROCEEDING, (B) EACH OF EACH CREDIT PARTY AND LENDER HEREBY, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, ACTUAL DAMAGES AND (C) EACH CREDIT PARTY HEREBY, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO INTERPOSE ANY NON-COMPULSORY SETOFF, RECOUPMENT, COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LEGAL ACTION OR PROCEEDING. EACH BORROWER AGREES THAT THIS SECTION 13.19 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT LENDER WOULD NOT EXTEND TO ANY BORROWER ANY LOANS HEREUNDER IF THIS SECTION 13.19 WERE NOT PART OF THIS AGREEMENT.

13.20 GOVERNING LAW. THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS (OTHER THAN THE MORTGAGE) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. ANY MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED.

13.21 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or otherwise, all as though such payments had not been made.

[Signature Page Follows]

47

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

KBS BUILDERS, INC.

By:	/s/ Daniel M. Koch
Daniel M. Koch
President

MAINE MODULAR HAULERS, INC.

By:	/s/ Daniel M. Koch
Daniel M. Koch
President

ATRM HOLDINGS, INC.

By:	/s/ Daniel M. Koch
Daniel M. Koch
President

GERBER FINANCE INC.

By:	/s/ Jennifer Palmer
Jennifer Palmer
President

SIGNATURE PAGE TO
LOAN AGREEMENT

SCHEDULE I

GENERAL TERMS FOR LETTERS OF CREDIT

1. Lender may, subject to the terms and conditions hereinafter set forth, incur Letter of Credit Obligations in respect of the issuance of Letters of Credit issued on terms acceptable to Lender and supporting obligations of a Borrower incurred in the ordinary course of such Borrower’s business, in order to support the payment of such Borrower’s inventory purchase obligations, insurance premiums, or utility or other operating expenses and obligations, as Borrowing Representative, on behalf of such Borrower, shall request by written notice to Lender that is received by Lender not less than five (5) Business Days prior to the requested date of issuance of any such Letter of Credit; provided, that: (a) that the aggregate amount of all Letter of Credit Obligations at any one time outstanding (whether or not then due and payable) shall not exceed $1,000,000\ and (b) no Letter of Credit shall have an expiry date which is later than the Termination Date or one year following the date of issuance thereof. The applicable Borrower will enter into an application and agreement for such Letter of Credit with the LC Issuer selected by Lender. The LC Issuer shall be determined by Lender in its sole discretion.

2. The notice to be provided to Lender requesting that Lender incur Letter of Credit Obligations shall be in the form of a Letter of Credit application in the form customarily employed by the LC Issuer, together with a written request by a Borrower and the LC Issuer that Lender approve such Borrower’s application. Upon receipt of such notice Lender shall establish a reserve against the Borrowing Base in the amount of 100% of the face amount of the Letter of Credit Obligation to be incurred. Approval by Lender in the written form agreed upon between Lender and the LC Issuer (a) will authorize the LC Issuer to issue the requested Letter of Credit and (b) will conclusively establish the existence of the Letter of Credit Obligation as of the date of such approval.

3. Each Letter of Credit shall be subject to the Uniform Commercial Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

4. Each payment by the LC Issuer or Lender pursuant to a Letter of Credit shall be deemed to be a Revolving Credit Advance on the date of such payment in a principal amount equal to the amount so paid. Each Borrower shall be obligated to reimburse Lender for each payment made under or in respect of any Letter of Credit (including, the payment of principal, fees and interest on any Revolving Credit Advance made pursuant to the immediately preceding sentence and any payment made by Lender in reimbursement of any payment made under a Letter of Credit by an LC Issuer together with such other amounts that become due pursuant to this Agreement or other instrument.

5. The obligations of each Borrower under this Schedule shall be absolute, unconditional and irrevocable under any and all circumstances and shall be paid strictly in accordance with this Agreement irrespective of: (a) any lack of validity or enforceability of any Letter of Credit or of any demand, application, reimbursement agreement or other agreement or instrument relating thereto (collectively, the “Related Documents”); (b) the existence of any claim, setoff, defense or other right that any Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, Lender, the LC Issuer, any of their correspondents or any other Person; (c) any improper or erroneous or mistaken payment by any LC Issuer or Lender under any Letter of Credit; (d) any supplement or waiver of or any consent to depart from the terms of any Letter of Credit or Related Document; and (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

6. In the event Lender or the LC Issuer receives some but not all of the documents against which a drawing under a Letter of Credit may be made and, at a Borrower’s request, Lender or the LC Issuer delivers such documents to a Borrower, against trust receipt or otherwise, prior to the presentation of the related draft, each Borrower agrees to pay to Lender on demand the amount of any claim made against Lender or the LC Issuer by reason thereof and authorizes Lender and the LC Issuer to pay or accept (as the case may be) such draft when it is presented regardless of whether such draft or any document which may accompany it complies with the terms of the relevant Letter of Credit.

7. Except insofar as instructions may be given to Lender by each Borrower in writing expressly to the contrary with regard to, and prior to the opening of, any Letter of Credit, each Borrower agrees that Lender, the LC Issuer and any of their correspondents may: (a) receive and accept as “bills of lading” under any Letter of Credit any documents issued or purporting to be issued by or on behalf of any carrier which acknowledges receipt of goods for transportation or otherwise, whatever the specific provisions of such documents, for which purpose the “on board” date of each such document shall be deemed the date of shipment of the goods mentioned therein; (b) accept as documents of insurance either insurance policies or insurance certificates; (c) receive and accept as sufficient and controlling the description of the property contained in the invoice, and receive and accept bills of lading, insurance and other documents, however variant in description from that contained in the invoice; (d) receive and accept bills of lading containing stamped, written or typewritten provisions thereon, whether or not signed or initialed, and assume conclusively that the same were placed with authority on any bill of lading at the time of its signing and issuance by the steamship company or carrier or any agent thereof; (e) honor drafts, instruments or demands related to part shipments under any Letter of Credit; (f) accept or pay any draft dated on or before the expiration of any time limit expressed in any Letter of Credit, regardless of when drawn and whether or when negotiated, provided that the other required documents are dated on or prior to the expiration date of such Letter of Credit; and (g) accept documents of any character which comply with the provisions, definitions, interpretations and practices contained in the Uniform Customs or which comply with the laws or regulations in force in, or the customs or usages of, the place of shipment or negotiation.

8. Neither Lender nor any LC Issuer nor any of their correspondents shall be responsible for: (a) the use which may be made of any Letter of Credit, or any acts or omissions in connection therewith; (b) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by documents; (c) any difference in character, quality, quantity, condition or value of the goods from that expressed in the documents; (d) the validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (e) the time, place, manner or order in which shipment is made; (f) any partial or incomplete shipment or failure or omission to ship any or all of the goods referred to in any Letter of Credit; (g) the character, adequacy, validity or genuineness of any insurance, the solvency or responsibility of any insurer or any other risk connected with insurance; (h) any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with goods or the shipping thereof; (i) the solvency, responsibility or relationship to the goods of any party issuing any documents in connection with the goods; (j) any delay in arrival or failure to arrive of either the goods or any of the documents relating thereto; (k) any delay in giving or failure to give notice of arrival or any other notice; (l) any breach of contract between the shippers or vendors and the consignees or buyers; (m) compliance with or circumstances resulting from any laws, customs and regulations which may be effective in countries of negotiation or payment of any Letter of Credit; (n) any failure of any draft, instrument or demand to bear any reference or adequate reference to the related Letter of Credit, any failure of documents to accompany any draft, instrument or demand at negotiation or any failure of any Person to note the amount of any draft, instrument or demand on the reverse of the related Letter of Credit or to surrender or take up such Letter of Credit or to send forward documents apart from drafts, in each case as required by the terms of the related Letter of Credit, any of which requirements, if contained in any Letter of Credit, may be waived by Lender or the LC Issuer; (o) any errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, telex, cable, telegraph, wireless or otherwise, whether or not they be in cipher; (p) any failure of any document to conform to, or be presented under, the Letter of Credit in any instance where any Borrower or its agent, upon request, has received documents and/or goods represented thereby; or (q) any refusal by Lender, the LC Issuer or any of their correspondents to pay or honor drafts drawn or purportedly drawn under any Letter of Credit because of any applicable law, decree or edict, legal or illegal, of any governmental agency now or hereafter in force, or for any other matter beyond Lender’s control. Nor shall Lender be responsible for any act, error, omission, neglect or default under the terms of any Letter of Credit or any Related Documents or otherwise, or for any insolvency or failure in business, of the LC Issuer or any of the correspondents of Lender or the LC Issuer. None of the foregoing shall affect, impair, or prevent the vesting of any of Lender’s rights or powers hereunder, or any Borrower’s obligations hereunder. In furtherance of and extension of and not in limitation of the specific provisions hereinabove set forth, each Borrower agrees that any action taken, and any action or omission, by Lender, the LC Issuer or any of their correspondents, in the absence of bad faith on its part, under or in connection with any Letter of Credit or the related drafts, instruments or demands, documents or goods shall be binding on such Borrower and shall not put Lender, the LC Issuer or any of their correspondents under any resulting liability to Lender.

9. Each Borrower agrees to procure promptly any necessary import and export and other licenses for the import or export or shipping of the goods or payment therefor, to comply with all foreign and domestic governmental regulations in regard to the shipment of the goods or the financing thereof, to furnish such certificates in that respect as Lender may at any time require, to keep the goods adequately covered by insurance satisfactory in all respects to Lender, with companies satisfactory to Lender, and to assign the policies and/or certificates of insurance to Lender, or to make the loss or adjustment, if any, payable to Lender, at Lender’s option, and to furnish Lender promptly on demand with evidence of acceptance by the insurers of such assignment.

10. Each Borrower hereby certifies, covenants and agrees that no shipments will be made or other transactions undertaken under any Letter of Credit in violation of the laws of the United States, any applicable foreign law or the applicable regulations of any United States or foreign governmental agency or authority.

11. In furtherance of and not in limitation of the provisions of this Agreement, as security for the Obligations, each Borrower hereby grants to Lender a security interest in, and recognizes and admits Lender’s ownership in and unqualified right to the possession and disposal of, (a) all goods shipped under, pursuant to or in connection with each Letter of Credit or related in any way to any Letter of Credit, (b) any and all documents of title, bills of lading, shipping documents, warehouse receipts, securities, chattel paper, policies and/or certificates of insurance and other documents and instruments of any kind and nature in any way accompanying, related to or arising out of any credit and the goods related thereto and to any drafts, instruments, demands or acceptances drawn or made or purportedly drawn or made thereunder (whether or not such goods, documents or other items specified above be released to a Borrower, or upon a Borrower’s order, on trust or bailee receipt or otherwise), (c) any and all accounts, accounts receivable, contract rights, inventory, general intangibles, claims, credits, monies, demands and patent and trademark rights related to or arising out of any such Letter of Credit or the goods; (d) all monies on account with Lender or any party acting on Lender’s behalf, and (e) to the extent not otherwise included, all proceeds of any and all of the foregoing. Each Borrower represents, warrants, covenants and agrees that upon delivery of any goods financed by the Letter of Credits to a Borrower such goods shall be the exclusive property of such Borrower, subject only to a Lien in favor of Lender. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, any deposit or other sums at any time properly credited by or due from Lender for the account of Borrowers may be applied by Lender by way of set-off to the payment of any of the Obligations without any notice to any Borrower.

12. In the event that any Letter of Credit Obligations, whether or not then due or payable, shall for any reason be outstanding on the Termination Date, each Borrower will either (a) cause the underlying Letter of Credit to be returned and canceled and each corresponding Letter of Credit Obligation to be terminated, or (b) pay to Lender, in immediately available funds, an amount equal to 105% of the maximum amount then available to be drawn under all Letters of Credit in favor of Borrowers not so returned and canceled to be held by Lender as cash collateral in an account under the exclusive dominion and control of Lender (the “Cash Collateral Account”).

13. In connection with all Letters of Credit, each Borrower, hereby appoints Lender, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Lender or Lender’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; (iv) to complete in the name of Lender, or Lender’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; (v) to clear and resolve any questions of non-compliance of documents; (vi) to give any instructions as to acceptance or rejection of any documents or goods; (vii) to execute any and all applications for steamship or airways guarantees, indemnities or delivery orders; (viii) to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (ix) to agree to any amendments, renewals, extensions, modifications, changes or cancellation of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in Lender’s sole name, and the LC Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender; all without notice to or consent from Borrower. Neither Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Lender’s or its attorney’s gross (not mere) negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

14. In the event Lender shall incur any Letter of Credit Obligation, Borrowers agree to pay Lender the fees, charges and commissions set for on Attachment A to this Schedule A and shall reimburse Lender for all fees and charges paid by lender on account of any Letter of Credit or Letter of Credit Obligations to the LC Issuer.

ATTACHMENT A

LETTERS OF CREDIT

FEES, CHARGES AND COMMISSIONS

LC Issuer - Bank Charges:
Wire Transfer	$75
Issuance of Check	$45
Letter of Credit:
Issuance	$125
Amendment/Discrepancy	$150
Cable/Telex Notification	$120
Courier	$50
Air Freight Release:
Steamship Guarantee	$50
Payment Commission (Sight & Time)	0.3% or $150 min.
Processing Fee	$40 per invoice
Cancellation Fee	$125
Acceptance Time Payment	2.5% per annum or $175 min.
Stand-by Letter of Credit:
Issuance	$250
Commission Fee	1.5% per annum or $300 min.
Amendment/Discrepancy	$175
Cable/Telex Notification	$120
Courier	$50
Lender Charges (per billing):
Courier Service (if used)	$50 for domestic / $75 min. for overseas
Petties	$20 - $45
Telephone	$17.50 - $35
Fax	$25 - $50

SCHEDULE II

CONDITIONS PRECEDENT

The following items must be received by Lender in form and substance satisfactory to Lender on or prior to the date of the initial Loan Lender:

1. this Agreement duly executed by each Credit Party;

2. the Note duly executed by each Borrower;

3. a Guaranty, duly executed by each of the following Persons:

ATRM HOLDINGS, INC.

4. acknowledgement copies of proper financing statements (Form UCC-l) duly filed under the UCC in all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender’s Lien on the Collateral;

5. certified copies of UCC, tax lien and judgment searches, or other evidence satisfactory to Lender, listing all effective financing statements which name each Credit Party (under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions requested by Lender, together with copies of such other financing statements;

6. duly executed Intellectual Property Security Agreement from each Credit Party which owns Intellectual Property;

7. evidence of the completion of all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect Lender’s Lien on the Collateral and ensure such Collateral is free and clear of other Liens;

8. Powers of Attorney duly executed by each Credit Party;

9. INTENTIONALLY OMITTED.

10. INTENTIONALLY OMITTED.

11. duly executed originals of a Request for Loan, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrowing Representative on the Closing Date;

12. duly executed originals of a letter of direction from Borrowing Representative addressed to Lender, with respect to the disbursement on the Closing Date of the proceeds of the initial Loan;

13. for each Corporate Credit Party, such Person’s (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status where available as part of a good standing certificate) in its state of incorporation and (c) good standing certificates (including verification of tax status where available as part of a good standing certificate) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority;

14. a certificate of an officer of each Corporate Credit Party in the form of Exhibit G together with copies of: (a) such Person’s bylaws or operating agreement, together with all amendments thereto and (b) resolutions of such Person’s Board of Directors and stockholders, as applicable, approving and authorizing the execution, delivery and performance of the Credit Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment;

15. for each Corporate Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Credit Documents, certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being true, accurate, correct and complete;

16. evidence satisfactory to Lender that, as of the Closing Date, Cash Management Systems complying with Schedule IV the Agreement have been established and are currently being maintained in the manner set forth in such Schedule IV, together with copies of a duly executed blocked account and lock box agreements, reasonably satisfactory to Lender, with the banks as required by Schedule IV;

17. INTENTIONALLY OMITTED.

18. a letter from the Credit Parties to their independent auditors in the form of Exhibit F authorizing the independent certified public accountants of the Credit Parties to communicate with Lender;

19. duly executed originals of account debtor notification letters in the form of Exhibit H executed in blank by each Corporate Credit Party;

20. INTENTIONALLY OMITTED.

21. Mortgage covering all of the Real Property (the “Mortgaged Properties”) together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy; (b) evidence that counterparts of the mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Lender, to create a valid and enforceable first priority lien (subject to Permitted Liens) on each Mortgaged Property in favor of Lender (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located;

22. any and all Subordination and/or Intercreditor Agreements as Lender shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party;

23. Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-94, and applicable state requirements, on all of the Real Property, dated on such date satisfactory to Lender, prepared by environmental engineers reasonably satisfactory to Lender, all in form and substance reasonably satisfactory to Lender, in its sole discretion; and Lender shall have further received such environmental review and audit reports, including Phase I reports, with respect to the Real Property of any Credit Party as Lender shall have requested, and Lender shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Lender shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to Lender to rely on such reports;

24. Lender shall have received appraisals as to all Equipment and as to each parcel of Real Property owned by each Credit Party, each of which shall be in form and substance reasonably satisfactory to Lender;

25. the Financial Statements, Projections and other materials requested by Lender certified by each Borrower’s Chief Financial Officer; and

26. such other certificates, documents and agreements respecting any Credit Party as Lender may, in its sole discretion, request.

SCHEDULE III

FINANCIAL COVENANTS

1. Leverage Ratio. Borrowers shall not permit at any Fiscal Year End the ratio of its Liabilities (excluding all Subordinated Debt) to Tangible Net Worth (“Leverage Ratio”) to exceed 6:1; provided, however, that (i) for Fiscal Year End December 31, 2016 Borrowers shall not permit the Leverage Ratio to exceed 7:1, provided, further that if the Leverage Ratio exceeds 7:1, such Event of Default shall be waived and Lender may impose a fee of up to $5,000 in its sole discretion, but if the Leverage Ratio exceeds 10:1 Lender otherwise reserves all of its rights and remedies as a result of such Event of Default; and (ii) for Fiscal Year End December 31, 2017, if the Leverage Ratio exceeds 6:1, such Event of Default shall be waived and Lender may impose a fee of up to $5,000 in its sole discretion (the fee may be increased to up to $10,000 by Lender if a waiver fee was imposed as described above in Fiscal Year End December 31, 2016), but if the Leverage Ratio exceeds 10:1 Lender otherwise reserves all of its rights and remedies as a result of such Event of Default.

2. Distributions. No distributions or subordinated debt payments to shareholders or any Person without Lender’s prior written consent or as otherwise permitted in the Subordination Agreement.

3. Net Loss: Borrowers shall not incur a net annual post-tax loss in any Fiscal Year.

SCHEDULE IV

CASH MANAGEMENT

Each Borrower agrees to establish, and to maintain, until the Termination Date, the cash management system described below:

1. Commencing on the Closing Date and until the Termination Date, Borrower will irrevocably direct all present and future Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to either the Collateral Account or to Borrower at 488 Madison Avenue, Suite 800, New York, NY 10022. All of Borrower’s invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of Borrower or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Collateral Account or to Borrower at 488 Madison Avenue, Suite 800, New York, NY 10022 and shall include the preceding address or the address for the Collateral Account. If, notwithstanding the instructions to Account Debtors to make payments to the Collateral Account or to Borrower at 488 Madison Avenue, Suite 800, New York, NY 10022, Borrower receives any payments, Borrower shall immediately deposit such payments into the Collateral Account or immediately forward to Lender. Until so deposited, Borrower shall hold all such payments in trust for and as the property of Lender and shall not commingle such payments with any of its other funds or property.

2. Each Borrower may maintain, in its name, accounts (the “Disbursement Accounts”) at a bank or banks acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Loans for use solely in accordance with the terms of this Agreement. All of the Disbursement Accounts are listed on Disclosure Schedule 7.17.

SCHEDULE V

ADDRESSES FOR NOTICES

Lender’s Address:

Name:	Gerber Finance Inc.
Address:	488 Madison Avenue, Suite 800
New York, New York 10022
Attention:	Gerald L. Joseph
Telephone:	(212) 888-3833
Facsimile:	(212) 888-1637

Each Borrower’s, Credit Party’s and Borrowing Representative’s Address:

Name:	KBS Builders, Inc.
Address:	300 Park Street
South Paris, Maine 04281
Attention:	Dan Koch
Telephone:	(651) 235-6430
Facsimile:	(651) 704-1820

and

Name:	ATRM Holdings, Inc.
Address:	3050 Echo Lake Avenue, Suite 300
Mahtomedi, Minnesota 55155
Attention:	Dan Koch
Telephone:	(651) 235-6430
Facsimile:	(651) 704-1820

DISCLOSURE SCHEDULE 7.2

KBS BUILDERS, INC.

NAMES, ORGANIZATIONAL INFORMATION, COLLATERAL LOCATIONS

Credit Party’s official name:

KBS Builders, Inc.

Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

Corporation

State of Incorporation or Organization:

Delaware

Organizational identification number issued by each Borrower’s state of incorporation or organization or a statement that no such number has been issued:

5505594

Chief Executive Office:

Since May 1, 2015:

3050 Echo Lake Ave., Suite 300

Mahtomedi, MN 55115

County: Washington County

Prior to May 1, 2015:

2350 North Helen Street

North St. Paul, MN 55109

County: Ramsey County

Principal place of business:

300 Park Street

South Paris, Maine 04281

County: Oxford County

Warehouses:

None

Other Premises at which Collateral is stored or Location:

947 Waterford Rd.

Waterford, ME

County: Oxford County

Locations of Records Concerning Collateral:

300 Park Street

South Paris, Maine 04281

County: Oxford County

DISCLOSURE SCHEDULE 7.2

MAINE MODULAR HAULERS, INC.

NAMES, ORGANIZATIONAL INFORMATION, COLLATERAL LOCATIONS

Credit Party’s official name:

Maine Modular Haulers, Inc.

Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

Corporation

State of Incorporation or Organization:

Delaware

Organizational identification number issued by each Borrower’s state of incorporation or organization or a statement that no such number has been issued:

5518351

Chief Executive Office:

Since May 1, 2015:

3050 Echo Lake Ave., Suite 300

Mahtomedi, MN 55115

County: Washington County

Prior to May 1, 2015:

2350 North Helen Street

North St. Paul, MN 55109

County: Ramsey County

Principal place of business:

300 Park Street

South Paris, Maine 04281

County: Oxford County

Warehouses:

None

Other Premises at which Collateral is stored or Location:

None

Locations of Records Concerning Collateral:

300 Park Street

South Paris, Maine 04281

County: Oxford County

DISCLOSURE SCHEDULE 7.2

ATRM HOLDINGS, INC.

NAMES, ORGANIZATIONAL INFORMATION, COLLATERAL LOCATIONS

Credit Party’s official name:

ATRM Holdings, Inc. (prior to December 4, 2014, was known as and conducted business under the name “Aetrium Incorporated”)

Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

Corporation

State of Incorporation or Organization:

Minnesota

Organizational identification number issued by each Borrower’s state of incorporation or organization or a statement that no such number has been issued:

4G - 751

Chief Executive Office and principal place of business:

Since May 1, 2015:

3050 Echo Lake Ave., Suite 300

Mahtomedi, MN 55115

County: Washington County

Prior to May 1, 2015:

2350 North Helen Street

North St. Paul, MN 55109

County: Ramsey County

Warehouses:

None

Other Premises at which Collateral is stored or Location:

None

Locations of Records Concerning Collateral:

Since May 1, 2015:

3050 Echo Lake Ave., Suite 300

Mahtomedi, MN 55115

County: Washington County

Prior to May 1, 2015:

2350 North Helen Street

North St. Paul, MN 55109

County: Ramsey County

DISCLOSURE SCHEDULE 7.6

REAL ESTATE

Corporate Credit Party	Address	Type [owned, leased, warehouse]	County

KBS Builders, Inc.	300 Park Street South Paris, ME	Owned (manufacturing, office)	Oxford
90,000 sq. ft., 19 acres

KBS Builders, Inc.	947 Waterford Rd. Waterford, ME	Owned (manufacturing, office) 62,000 sq. ft., 23 acres	Oxford

KBS Builders, Inc.	Lots 25 and 25.14 - 25.29 (excluding Lot 25.26) on Tax Map U16	Owned (15 lots, + 4 acres) 11 acres	Oxford
Located off Mountain View Drive
Paris, ME

KBS Builders, Inc.	Lot 60 on Tax Map R2 Located on Oxford Street	Owned (undeveloped land)	Oxford
	South Paris, ME	24 acres

ATRM Holdings, Inc.	3050 Echo Lake Ave., Suite 300 Mahtomedi, MN 55115	Leased (month to month) Two single offices	Washington

DISCLOSURE SCHEDULE 7.7

VENTURES, SUBSIDIARIES AND AFFILIATES

Corporate Credit Party	Type (subsidiary, affiliate, etc.)	Percentage owned by Credit Party (identify)

ATRM Holdings, Inc.	Parent	Public company

KBS Builders, Inc.	Subsidiary	100% by ATRM Holdings, Inc.

Maine Modular Haulers, Inc.	Subsidiary	100% by ATRM Holdings, Inc.

Aetrium Corporation	Subsidiary	100% by ATRM Holdings, Inc.

DISCLOSURE SCHEDULE 7.9

TAXES

Municipal property taxes for 2014 have not been paid for the property owned by KBS Builders, Inc. other than the manufacturing plant located at 300 Park Street, South Paris, ME. The estimated amount of overdue taxes is approximately $5,000.

DISCLOSURE SCHEDULE 7.12

LITIGATION

UTHE Technology Corporation vs. Aetrium Incorporated

Since December 1993, an action brought by UTHE Technology Corporation (“UTHE”) against Aetrium Incorporated (n/k/a ATRM Holdings, Inc.) (“ATRM”) and its then sales manager for Southeast Asia (“Sales Manager”), asserting federal securities claims, a RICO claim, and certain state law claims, had been stayed in the United States District Court for the Northern District of California. UTHE’s claims were based on its allegations that four former employees of a Singapore company, which UTHE formerly owned, conspired to and did divert business from the subsidiary, and in turn UTHE, and directed that business to themselves and a secret company they had formed, which forced UTHE to sell its subsidiary shares to the former employee defendants at a distressed price. The complaint alleged that ATRM and the Sales Manager participated in the conspiracy carried out by the former employee defendants. In December 1993, the case was dismissed as to the former employee defendants because of a contract requiring UTHE and them to arbitrate their claims in Singapore. The District Court stayed the case against ATRM and the Sales Manager pending the resolution of arbitration in Singapore involving UTHE and three of the former employee defendants, but not involving ATRM or the Sales Manager. ATRM received notice in March 2012 that awards were made in the Singapore arbitration against one or more of the former employee defendants who were parties to the arbitration. In June 2012, UTHE filed a motion to reopen the case against ATRM and the Sales Manager and to lift the stay, which the court granted. On September 13, 2013, the court entered final judgment dismissing all remaining claims UTHE asserted against ATRM in the litigation. On September 23, 2013, UTHE appealed the district court judgment to the United States Court of Appeal for the Ninth Circuit. On December 11, 2015, the Court of Appeal issued an order reversing the district court’s grant of summary judgment and remanded the case back to the district court for further proceedings. On January 8, 2016, ATRM filed a renewed motion for summary judgment with the district court. A renewed hearing is scheduled for March 31, 2016.

Nelton Court

KBS Builders, Inc. (“KBS”) purchased receivables for a construction project known as the Nelton Court Housing Project (“Nelton Court”) in Hartford, CT, and also performed certain “punch-list” and warranty work. Modular units for the Nelton Court project were supplied by KBS Building Systems, Inc. (“KBS-BSI”) pursuant to a contract with KBE Building Corporation (“KBE”). KBE and the owner of the project have indicated that they will assert claims against KBS-BSI and KBS arising out of alleged delays, and for the repair of certain alleged defects in the modular units supplied to the project. KBE has estimated its claims to be in the range of $1,200,000.

Avila Plumbing & Heating Contractor, Inc. v. Modular Fun I, Inc. f/k/a KBS Building Systems, Inc. & KBS Builders, Inc. (Maine Superior Court, Oxford County, CV-15-39)

Avila Plumbing and Heating Contractor, Inc. (“Avila”) alleges that Modular Fun I, Inc., f/k/a KBS Building Systems Inc. & KBS Builders, Inc. (“KBS”) failed to pay Avila $476,477.46 that Avila claims it is entitled to pursuant to contracts between it and KBS. Avila claims it entered into agreements with KBS in relation to two separate projects in Massachusetts to supply materials and furnish services relating to the design and installation of plumbing and HVAC systems. Avila claims it did the work and furnished the materials contracted for and that KBS has not paid it pursuant to the contract. KBS has countersued for breach of contract and negligence, claiming that Avila failed to properly complete the plumbing and HVAC services it was retained to perform on the project in Malden. The general contractor on the project in Malden, Garnet Builders, LLC (“Garnet”), is refusing to pay KBS $518,842 that KBS is presently owed citing significant deficiencies in work performed and materials installed by Avila as its reason for withholding payment from KBS. KBS has a lien in the amount of $518,842 on the property where the Malden project is located and has brought a separate suit against Garnet and others in Middlesex Superior Court in Massachusetts to enforce its lien and collect the amount owed to KBS on the project. The Court has issued a Standard Scheduling Order in this case. The Discovery Deadline is June 14, 2016 and a mediation has been scheduled for March 31, 2016.

1

DISCLOSURE SCHEDULE 7.13

INTELLECTUAL PROPERTY

Description	Owner Registration #	Licensee (if any)	Type (Trademark, Patent, Copyright, etc.)

kbs-homes.com	N/A	N/A	Domain Name

kbsmodelcenter.com	N/A	N/A	Domain Name

atrmholdings.com	N/A	N/A	Domain Name

KBS Building Systems	N/A	N/A	Tradename/Trademark

KBS Homes	N/A	N/A	Tradename/Trademark

Maine Modular Haulers	N/A	N/A	Tradename/Trademark

Paris Holdings, Inc.	N/A	N/A	Tradename/Trademark

All Set, Inc.	N/A	N/A	Tradename/Trademark

	N/A	N/A	Trademark

	N/A	N/A	Trademark

	N/A	N/A	Trademark

	N/A	N/A	Trademark

	N/A	N/A	Trademark

	N/A	N/A	Trademark

KBS Building Systems	N/A	N/A	Tradename/Trademark

KBS	N/A	N/A	Tradename/Trademark

Maine Modular Haulers	N/A	N/A	Tradename/Trademark

Nothing’s Impossible with Modular	N/A	N/A	Trademark

The Modular Home Quality Leader	N/A	N/A	Trademark

	N/A	N/A	Trademark

	VA0001963608	N/A	Copyright

2

DISCLOSURE SCHEDULE 7.15

ENVIRONMENTAL MATTERS

None.

3

DISCLOSURE SCHEDULE 7.16

INSURANCE

Type	Insured	Beneficiary	Amount

Property	KBS Builders, Inc.	KBS Builders, Inc.		Limit ($)
			Blanket Building & Equipment	13,077,879
			Blanket Business Personal Property	3,487,000
			Blanket Business Income	6,300,000

Transportation	KBS Builders, Inc.	KBS Builders, Inc.	Catastrophe & Vehicle Limit	300,000

Equipment	KBS Builders, Inc.	KBS Builders, Inc.		Coverage ($)
			Misc. Tools	32,000
			Finished Home Inventory	500,000
			Boxes owned by others in Storage	1,400,000

General liability	KBS Builders, Inc.	Claimant		Limit ($)
			General Aggregate	2,000,000
			Products/Completed Oper. Aggr.	2,000,000
			Personal & Advertising Injury	1,000,000
			Each Occurrence	1,000,000
			Damage to Rented Premises	250,000
			Medical Expense (Any One Person)	5,000
			Per Occurrence Deductible	10,000

Worker’s Compensation	KBS Builders, Inc. &	Claimant
	Maine Modular		Each Accident	1,000,000
	Haulers, Inc.		Disease Policy Limit	1,000,000
			Disease Each Employee	1,000,000

Automotive Liability	KBS Builders, Inc.	Claimant		1,000,000

Automobile	Maine Modular Haulers, Inc.	Claimant		750,000

4

DISCLOSURE SCHEDULE 7.17

DEPOSIT AND DISBURSEMENT ACCOUNTS

KBS Builders, Inc. Accounts:

Name, address and telephone number of depository	Name of Account	Purpose of Account	Account Number
TD Banknorth 1586 Main Street Oxford, ME 04270 (207) 743-8131	Operating Account	Operating account	***********
TD Banknorth 1586 Main Street Oxford, ME 04270 (207) 743-8131	Sales Tax Account	Holds cash collected to be remitted for sales taxes	***-*******
TD Banknorth 1586 Main Street Oxford, ME 04270 (207) 743-8131	Health Account	Checks cut under self-insured health insurance plan clear from this account	***-*******
TD Banknorth 1586 Main Street Oxford, ME 04270 (207) 743-8131	TD Business Simple Checking	Debit card account. Used for small-dollar purchases by employees working on job sites	***-*******

Maine Modular Haulers, Inc. Accounts:

Name, address and telephone number of depository	Name of Account	Purpose of Account	Account Number
TD Banknorth 1586 Main Street Oxford, ME 04270 (207) 743-8131	TD Business Premier Checking	Operating	***-*******

ATRM Holdings, Inc. Account:

Name, address and telephone number of depository	Name of Account	Purpose of Account	Account Number
Bremer Bank N. A. 225 South Sixth Street, Suite 200 Minneapolis, MN 55402 (612) 782-1985	North St. Paul Checking	Operating account	*******

5

DISCLOSURE SCHEDULE 9(b)

INDEBTEDNESS

Corporate Credit Party	Description	Amount ($)

ATRM Holdings, Inc.	Promissory Note payable to Loan Star Value Investors, LP, unsecured, interest of 10% per annum payable semi-annually in July and January, with any unpaid principal and interest due on April 1, 2019	5,000,000

ATRM Holdings, Inc.	Promissory notes payable to Lone Star Value Co-Invest I, LP, unsecured, interest of 10% per annum payable semi-annually in July and January, with any unpaid principal and interest due on April 1, 2019	2,500,000 principal 127,777.78 accrued interest

ATRM Holdings, Inc.	Promissory note payable to Lone Star Value Co-Invest I, LP, unsecured, interest of 10% per annum payable semi-annually in July and January, with any unpaid principal and interest due on April 1, 2019	2,000,000 principal 102,222.22 accrued interest

KBS Builders, Inc.	Promissory note payable to the principal seller of KBS (Robert Farnham), unsecured, interest of 0%, payable in monthly installments of $100,000 through July 2017.	1,700,000

KBS Builders, Inc.	Promissory note payable to CIT Financial, unsecured, payable in monthly installments of $1,200 through September 2020	54,025

KBS Builders, Inc.	Promissory note payable to Univest Capital, Inc., secured by factory lighting fixtures and all other assets, payable in monthly installments of $1,185 through July 2017	31,590

KBS Builders, Inc.	Truck loan payable to Ally, secured by financed truck, payable in monthly installments of $645 through August 2016	4,415

KBS Builders, Inc.	Truck loan payable to Ally, secured by financed truck, payable in monthly installments of $645 through August 2016	4,412

KBS Builders, Inc.	General payable to ASI over 60-days overdue. Unsecured	59,766

KBS Builders, Inc.	General payable to ASTRO CRANE SERVICE over 60-days overdue. Unsecured	24,840

6

KBS Builders, Inc.	General payable to Atlantic Great Dane over 60-days overdue. Unsecured	2,322

KBS Builders, Inc.	General payable to Avila Plumbing & Heating Inc over 60-days overdue. Unsecured	476,477

KBS Builders, Inc.	General payable to BlueLinx Corporation over 60-days overdue. Unsecured	13,415

KBS Builders, Inc.	General payable to COVENANT FIRE PROTECTION LLC over 60-days overdue. Unsecured	56,135

KBS Builders, Inc.	General payable to Cutler Glass Co. Inc over 60-days overdue. Unsecured	1,657

KBS Builders, Inc.	General payable to Gilman Electrical Supply over 60-days overdue. Unsecured	36,514

KBS Builders, Inc.	General payable to THE GORDON LAW FIRM over 60-days overdue. Unsecured	1,776

KBS Builders, Inc.	General payable to Harvey Industries over 60-days overdue. Unsecured	109,387

KBS Builders, Inc.	General payable to Health Plans over 60-days overdue. Unsecured	2,668

KBS Builders, Inc.	General payable to J n R Gutters Inc over 60-days overdue. Unsecured	68,383

KBS Builders, Inc.	General payable to Kamco Supply Corp of Boston over 60-days overdue. Unsecured	154,611

KBS Builders, Inc.	General payable to Keeley Crane Service over 60-days overdue. Unsecured	7,600

KBS Builders, Inc.	General payable to Lowe’s over 60-days overdue. Unsecured	159

KBS Builders, Inc.	General payable to MC Contracting Co over 60-days overdue. Unsecured	532

KBS Builders, Inc.	General payable to MASCO BCG over 60-days overdue. Unsecured	23,322

KBS Builders, Inc.	General payable to Olshan over 60-days overdue. Unsecured	3,755

7

KBS Builders, Inc.	General payable to REDS SET-UPS & GENERAL CARPENT over 60-days overdue. Unsecured	2,825

KBS Builders, Inc.	General payable to SKELTON TAINTOR & ABBOTT over 60-days overdue. Unsecured	543

KBS Builders, Inc.	General payable to TCB Electrical Services over 60-days overdue. Unsecured	65,274

KBS Builders, Inc.	General payable to T.R.Arnold & Associates Inc. over 60-days overdue. Unsecured	13,789

KBS Builders, Inc.	General payable to Trafton Matzen Belleau over 60-days overdue. Unsecured	893

KBS Builders, Inc.	General payable to United Rentals over 60-days overdue. Unsecured	8,109

KBS Builders, Inc.	General payable to W.B. MASON CO. INC over 60-days overdue. Unsecured	3,937

KBS Builders, Inc.	General payable to Suburban Oil over 60-days overdue. Unsecured	290

KBS Builders, Inc.	General payable to YARDI Marketplace over 60-days overdue. Unsecured	4,777

KBS Builders, Inc.	General payable to Zee Medical Service Co over 60-days overdue. Unsecured	383

8

DISCLOSURE SCHEDULE 9(e)

PERMITTED LIENS

1.	Security interest in two pickup trucks in favor of Ally related to outstanding installment loans. The remaining balance of the two installment loans is approximately $9,000, with the final payments due in August, 2016.

2.	Security interest in lighting upgrades in South Paris facility and all other assets in favor of Univest Capital, Inc evidenced by Installment Note & Security Agreement dated March 1, 2013. The remaining balance of the installment loan is $31,590, with the final payment due in July, 2017.

3.	Municipal property taxes for 2014 have not been paid for the property owned by KBS Builders, Inc. other than the manufacturing plant located at 300 Park Street, South Paris, ME. The estimated amount of overdue taxes is approximately $5,000.

4.	All matters which are exceptions to the Title Policy.

9